Exhibit 10.12

INTERIM LEASE

between the

THE REDEVELOPMENT AGENCY

OF THE

CITY AND COUNTY OF SAN FRANCISCO

(“Agency”)

and

LENNAR/BVHP, LLC

a California limited liability company

dba Lennar/BVHP Partners

(“Tenant”)

Dated: as of December 3, 2004

Marcia Rosen

Executive Director

SAN FRANCISCO REDEVELOPMENT AGENCY

TABLE OF CONTENTS

ARTICLE 1.	PREMISES; TERM; DEFINITIONS...........................................................................................................................	2
1.1	Lease of Premises........................................................................................................................................................	2
	(a) Leased Premises: Description................................................................................................................................	2
	(i) Leased Premises.....................................................................................................................................................	2
	(ii) Additional Premises...............................................................................................................................................	2
	(b) Active Premises: Passive Premises........................................................................................................................	3
	(i) Active Premises.....................................................................................................................................................	3
	(ii) Passive Premises....................................................................................................................................................	3
1.2	Term..............................................................................................................................................................................	3
	(a) Commencement Date.............................................................................................................................................	3
	(b) Expiration Date......................................................................................................................................................	3
1.3	Definitions....................................................................................................................................................................	4
ARTICLE 2.	USES; DEDICATED REVENUES..............................................................................................................................	4
2.1	Permitted Uses within Premises...................................................................................................................................	4
2.2	Permitted Subleases......................................................................................................................................................	4
2.3	Limitations on Uses by Tenant.....................................................................................................................................	4
	(a) Prohibited Activities..............................................................................................................................................	4
	(b) Land Use Restrictions...........................................................................................................................................	5
	(c) Regulatory Approvals...........................................................................................................................................	5
2.4	Common Areas.............................................................................................................................................................	5
ARTICLE 3.	RENT; SECURITY DEPOSIT.....................................................................................................................................	5
3.1	Tenant’s Covenant to Pay Rent....................................................................................................................................	5
3.2	Percentage Rent............................................................................................................................................................	6
3.3	Additional Rent............................................................................................................................................................	6
3.4	Manner of Payment.....................................................................................................................................................	6
3.5	No Abatement or Setoff..............................................................................................................................................	7
3.6	Net Lease.....................................................................................................................................................................	7
3.7	Guaranty.......................................................................................................................................................................	7
ARTICLE 4.	CONDITION OF PREMISES.....................................................................................................................................	7
4.1	Tenant’s Investigation..................................................................................................................................................	7
4.2	“AS-IS WITH ALL FAULTS.” ...................................................................................................................................	7
4.3	Easements.....................................................................................................................................................................	9
4.4	Subsurface Mineral Rights...........................................................................................................................................	9
ARTICLE 5.	LEASEHOLD IMPROVEMENTS AND ALTERATIONS .......................................................................................	10
5.1	Title to Improvements ..................................................................................................................................................	10
5.2	Agency’s Right to Approve Construction ...................................................................................................................	10
	(a) Construction Requiring Approval ........................................................................................................................	10
	(b) Permits ..................................................................................................................................................................	10
5.3	Approval of Minor Alterations; Major Alterations .....................................................................................................	10
5.4	Utility Services .............................................................................................................................................................	11
ARTICLE 6.	REQUIRED MAINTENANCE AND REPAIR SERVICES .......................................................................................	11
6.1	Required Services .........................................................................................................................................................	11
	(a) Baseline Services ..................................................................................................................................................	11
	(b) Active Services .....................................................................................................................................................	11
6.2	[Reserved.] ...................................................................................................................................................................	11

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6.3	No Obligation of Agency; Waiver of Rights..............................................................................................................	11
6.4	Notice.........................................................................................................................................................................	11
6.5	Security Services........................................................................................................................................................	12
	(a) Agency’s Security Services Responsibilities......................................................................................................	12
	(b) Tenant’s Security Services Responsibilities.......................................................................................................	12
ARTICLE 7.	LIENS...................................................................................................... .................................................................	12
7.1	Liens...........................................................................................................................................................................	12
7.2	Mechanics’ Liens.......................................................................................................................................................	13
7.3	No Mortgage..............................................................................................................................................................	13
ARTICLE 8.	TAXES AND ASSESSMENTS................................................................................................................................	13
8.1	Payment of Possessory Interest Taxes and Other Impositions..................................................................................	13
	(a) Payment of Possessory Interest Taxes................................................................................................................	13
	(i) Acknowledgment of Possessory Interest............................................................................................................	14
	(ii) Reporting Requirements.....................................................................................................................................	14
	(b) Other Impositions...............................................................................................................................................	14
	(c) Prorations...........................................................................................................................................................	15
	(d) Proof of Compliance..........................................................................................................................................	15
8.2	Agency’s Right to Pay..............................................................................................................................................	15
8.3	Right of Tenant to Contest Impositions and Liens....................................................................................................	15
ARTICLE 9.	COMPLIANCE WITH LAWS.................................................................................................................................	16
9.1	Compliance with Laws and Other Requirements......................................................................................................	16
	(a) Tenant’s Obligation to Comply..........................................................................................................................	16
	(b) Unforeseen Requirements..................................................................................................................................	16
	(c) Proof of Compliance..........................................................................................................................................	17
9.2	Regulatory Approvals...............................................................................................................................................	17
	(a) Agency and City Approvals...............................................................................................................................	17
	(b) Approval of Other Agencies..............................................................................................................................	17
ARTICLE 10.	HAZARDOUS MATERIALS..................................................................................................................................	18
10.1	Hazardous Materials Compliance.............................................................................................................................	18
	(a) Compliance with Hazardous Materials Laws....................................................................................................	18
	(b) Notice.................................................................................................................................................................	19
	(c) Agency’s Approval of Remediation..................................................................................................................	19
	(d) Pesticide Prohibition..........................................................................................................................................	19
10.2	Hazardous Materials Indemnity................................................................................................................................	20
ARTICLE 11.	INSURANCE............................................................................................................................................................	20
11.1	Required Types and Amounts of Insurance Coverage..............................................................................................	20
	(a) Required Insurance.............................................................................................................................................	20
	(b) General Requirements........................................................................................................................................	21
	(c) Certificates of Insurance; Right of Agency to Maintain Insurance....................................................................	21
	(d) Insurance of Others.............................................................................................................................................	21
11.2	Agency Entitled to Participate...................................................................................................................................	21
ARTICLE 12.	INDEMNIFICATION OF AGENCY........................................................................................................................	22
12.1	Indemnification of Agency.........................................................................................................................................	22
12.2	Immediate Obligation to Defend................................................................................................................................	22
12.3	Not Limited by Insurance...........................................................................................................................................	23
12.4	Survival.......................................................................................................................................................................	23

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12.5	Other Obligations.........................................................................................................................................................	23
12.6	Defense.........................................................................................................................................................................	23
12.7	Release of Claims Against Agency..............................................................................................................................	23
ARTICLE 13.	DAMAGE OR DESTRUCTION.................................................................................................................................	24
13.1	General; Notice; Waiver..............................................................................................................................................	24
	(a) General..................................................................................................................................................................	24
	(b) Notice....................................................................................................................................................................	24
	(c) Waiver...................................................................................................................................................................	24
13.2	Rent after Damage or Destruction................................................................................................................................	24
13.3	Tenant’s Obligation/Election to Restore......................................................................................................................	24
13.4	Significant Damage and Destruction or Uninsured Casualty......................................................................................	25
	(a) Tenant’s Election to Restore or Convert Premises...............................................................................................	25
	(i) Uninsured Casualty...............................................................................................................................................	25
	(ii) Other Circumstances Allowing Conversion.........................................................................................................	25
13.5	Tenant’s Election Not to Restore.................................................................................................................................	26
13.6	No Release of Tenant’s Obligations............................................................................................................................	27
ARTICLE 14.	CONDEMNATION.....................................................................................................................................................	27
14.1	General; Notice; Waiver..............................................................................................................................................	27
	(a) General.................................................................................................................................................................	27
	(b) Notice...................................................................................................................................................................	27
	(c) Waiver.................................................................................................................................................................	27
14.2	Total Condemnation...................................................................................................................................................	27
14.3	Substantial Condemnation, Partial Condemnation.....................................................................................................	28
	(a) Substantial Condemnation...................................................................................................................................	28
	(b) Partial Condemnation..........................................................................................................................................	28
14.4	Condemnation Awards...............................................................................................................................................	29
14.5	Temporary Condemnation........................................................................................................................................	29
14.6	Relocation Benefits, Personal Property......................................................................................................................	29
ARTICLE 15.	ASSIGNMENT AND SUBLETTING........................................................................................................................	29
15.1	Assignment.................................................................................................................................................................	29
	(a) Prohibited Without Consent of Agency...............................................................................................................	29
	(b) Conditions............................................................................................................................................................	30
	(c) Delivery of Executed Assignment.......................................................................................................................	30
	(d) No Release of Tenant’s Liability or Waiver by Virtue of Consent.....................................................................	31
	(e) Notice of Significant Changes: Reports to Agency.............................................................................................	31
	(f) Determination of Whether Consent is Required..................................................................................................	31
	(g) Scope of Prohibitions on Assignment..................................................................................................................	31
15.2	Assignment of Rents...................................................................................................................................................	32
15.3	Subletting by Tenant...................................................................................................................................................	32
15.4	Artists’ Subleases........................................................................................................................................................	33
15.5	Non-Disturbance of Subtenants, Attornment, Sublease Provisions............................................................................	33
	(a) Conditions for Non-Disturbance Agreements......................................................................................................	34
	(b) Form of Non-Disturbance Agreement..................................................................................................................	35
ARTICLE 16.	AGENCY’S RIGHT TO PERFORM TENANT’S COVENANTS............................................................................	35
16.1	Agency May Perform in Emergency...........................................................................................................................	35
16.2	Agency May Perform Following Tenant’s Failure to Perform....................................................................................	35

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16.3	Tenant’s Obligation to Reimburse Agency.................................................................................................................	36
ARTICLE 17.	EVENTS OF DEFAULT; TERMINATION...............................................................................................................	36
17.1	Events of Default.........................................................................................................................................................	36
ARTICLE 18.	REMEDIES.................................................................................................................................................................	37
18.1	Agency’s Remedies Generally....................................................................................................................................	37
18.2	Right to Terminate Lease............................................................................................................................................	38
	(a) Damages...............................................................................................................................................................	38
	(b) Interest..................................................................................................................................................................	38
	(c) Waiver of Rights to Recover Possession..............................................................................................................	38
	(d) No Rights to Assign.............................................................................................................................................	39
18.3	Continuation of Subleases and Other Agreements......................................................................................................	39
18.4	Agency’s Equitable Relief...........................................................................................................................................	39
18.5	Nonliability of Tenant’s Members, Partners, Shareholders, Directors, Officers and Employees...............................	39
ARTICLE 19.	DEFAULT BY AGENCY; TENANT’S REMEDIES.................................................................................................	39
19.1	Default by Agency; Tenant’s Exclusive Remedies......................................................................................................	39
19.2	No Recourse Beyond Value of Premises Except as Specified.....................................................................................	40
19.3	No Recourse Against Specified Persons......................................................................................................................	40
19.4	Tenant’s Equitable Relief............................................................................................................................................	40
19.5	Arbitration of Certain Matters.....................................................................................................................................	40
ARTICLE 20.	LIMITATIONS ON LIABILITY; ESTOPPEL CERTIFICATE................................................................................	42
20.1	Waiver of Consequential Damages..............................................................................................................................	42
20.2	Limitation on Parties’ Liability Upon Transfer...........................................................................................................	42
20.3	Estoppel Certificate by Tenant.....................................................................................................................................	42
ARTICLE 21.	NO WAIVER...............................................................................................................................................................	43
21.1	No Waiver by Agency or Tenant.................................................................................................................................	43
21.2	No Accord or Satisfaction............................................................................................................................................	43
ARTICLE 22.	SURRENDER OF PREMISES; HOLDOVER............................................................................................................	43
22.1	End of Lease Term.......................................................................................................................................................	43
	(a) Conditions of Premises.....................................................................................................................................	43
	(b) Subleases...............................................................................................................................................................	44
	(c) Personal Property...................................................................................................................................................	44
22.2	Hold Over.....................................................................................................................................................................	44
ARTICLE 23.	NOTICES.....................................................................................................................................................................	44
23.1	Notices.........................................................................................................................................................................	44
23.2	Form and Effect of Notice...........................................................................................................................................	45
ARTICLE 24.	INSPECTION OF PREMISES BY AGENCY...........................................................................................................	45
24.1	Entry............................................................................................................................................................................	45
24.2	Exhibit for Lease.........................................................................................................................................................	46
24.3	Notice, Right to Accompany.......................................................................................................................................	46
24.4	Rights of Subtenants....................................................................................................................................................	46
ARTICLE 25.	REPRESENTATIONS AND WARRANTIES............................................................................................................	46
25.1	Representations and Warranties of Tenant...................................................................................................................	47
	(a) Valid Existence; Good Standing...........................................................................................................................	47
	(b) Authority...............................................................................................................................................................	47
	(c) No Limitation on Ability to Perform....................................................................................................................	47

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	(d) Valid Execution...................................................................................................................................................	47
	(e) Defaults................................................................................................................................................................	47
	(f) Financial Matters.................................................................................................................................................	47
ARTICLE 26.	SPECIAL PROVISIONS...........................................................................................................................................	48
26.1	Non-Discrimination...................................................................................................................................................	48
	(a) Covenant Not to Discriminate............................................................................................................................	48
	(b) [intentionally left blank].....................................................................................................................................	48
26.2	Contract Requirements..............................................................................................................................................	48
	(a) Equal Opportunity Program...............................................................................................................................	48
	(b) Nondiscrimination in Benefits...........................................................................................................................	48
26.3	First Source Hiring Ordinance..................................................................................................................................	48
26.4	Compliance with Minimum Compensation Policy and Health Care Accountability Policy....................................	49
26.5	Labor Relations.........................................................................................................................................................	49
26.6	Mitigation Measures.................................................................................................................................................	50
26.7	Waiver of Relocation Assistance Rights..................................................................................................................	50
26.8	Prevailing Wage Provisions......................................................................................................................................	50
ARTICLE 27.	GENERAL................................................................................................................................................................	50
27.1	Time of Performance................................................................................................................................................	50
27.2	Interpretation of Agreement.....................................................................................................................................	50
27.3	Relationship of Lease to ENA and/or DDA.............................................................................................................	51
27.4	Successors and Assigns............................................................................................................................................	51
27.5	Estoppel Certificate by Agency................................................................................................................................	51
27.6	Approvals by Agency...............................................................................................................................................	52
27.7	Fees for Review........................................................................................................................................................	52
27.8	No Merger of Title..................................................................................................................................................,.	52
27.9	Quiet Enjoyment.......................................................................................................................................................	52
27.10	No Third Party Beneficiaries.....................................................................................................................................	53
27.11	Real Estate Commissions...........................................................................................................................................	53
27.12	Counterparts...............................................................................................................................................................	53
27.13	Entire Agreement.......................................................................................................................................................	53
27.14	Amendment...............................................................................................................................................................	53
27.15	Governing Law; Selection of Forum........................................................................................................................	53
27.16	Recordation..............................................................................................................................................................	54
27.17	Extensions by Agency..............................................................................................................................................	54
27.18	Further Assurances...................................................................................................................................................	54
27.19	Attorneys’ Fees........................................................................................................................................................	54
27.20	Effective Date..........................................................................................................................................................	55
27.21	Severability..............................................................................................................................................................	55
27.22	Force Majeure Extensions........................................................................................................................................	55
	(a) Postponement.....................................................................................................................................................	55
	(b) Notice of Enforced Force Majeure.....................................................................................................................	55
	(c) Extensions...........................................................................................................................................................	56
ARTICLE 28.	DEFINITIONS...........................................................................................................................................................	56

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LIST OF LEASE EXHIBITS

Exhibit	Description
EXHIBIT A-l ...................................	Description of Premises
EXHIBIT A-2 ..................................	Map of Premises
EXHIBIT B ......................................	State Lands Parcel
EXHIBIT C .......................................	[Reserved]
EXHIBIT D ......................................	[Reserved]
EXHIBIT E .......................................	Scope of Required Services
EXHIBIT E-l ....................................	Baseline Services
EXHIBIT E-2 ...................................	Active Services
EXHIBIT F ......................................	Insurance
EXHIBIT G ......................................	Fencing and Lighting Plan
EXHIBIT H ......................................	Form of Memorandum of Lease

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INTERIM LEASE

This INTERIM LEASE (this “Lease”) is entered into as of December 3, 2004, by and between THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body, corporate and politic of the State of California (the “Agency”), and LENNAR/BVHP, LLC, a California limited liability company doing business as Lennar/BVHP Partners (the “Tenant”).

RECITALS

THIS LEASE IS MADE WITH REFERENCE TO THE FOLLOWING FACTS AND CIRCUMSTANCES:

A. In furtherance of the objectives of the Community Redevelopment Law of California, Agency has undertaken a program of redevelopment in the area of the City and County of San Francisco (the “City”) known as the Hunters Point Shipyard Project Area (the “Project Area”) pursuant to a Redevelopment Plan (the “Plan”) approved by the Board of Supervisors of the City by Ordinance No. 285-97 adopted July 14, 1997.

B. The Project Area contains a shipyard known as the Hunters Point Naval Shipyard (the “Shipyard”) that was a major center of employment during and after World War II, providing logistics support, construction and maintenance of conventional and nuclear-powered ships of the United States Navy (the “Navy”), providing 17,000 jobs to civilian and military personnel at its peak of operations. The Shipyard employed approximately 6,000 persons at the time it was shut down in 1974, and, since that time, the Bayview-Hunters Point neighborhood has experienced high rates of unemployment, particularly in the African-American community.

C. In 1991, the Navy designated the Project Area for closure as a shipyard and for potential reuse by the community pursuant to the defense base closure and Realignment Act of 1990, Public Law 101-510, Title XXIX, Section 2901 et seq. (104 Stat. 1808 et seq.), which closure was approved in 1991 by the Base Realignment and Closure Commission with the consent of the President and Congress.

D. Pursuant to Section 2824 of Public Law 101-510, as amended by Section 2834 of Public Law 103-160, the Navy has the authority to convey the Project Area to the City or to a local redevelopment authority approved by the City, for such consideration and under such terms as the Secretary of the Navy considers appropriate.

E. To facilitate the expeditious remediation of Hazardous Materials and timely and productive reuse of the Project Area under the Plan, the Navy agreed that remediation of the Project Area should be accomplished on a parcel-by-parcel basis, and delineated in a series of soil site maps six separate parcels of the real property in the Project Area, namely Parcels A, B, C, D, E and F (collectively the “Parcels” and each a “Parcel”).

F. On March 30, 1997, the Agency Commission selected Tenant as the most qualified entity to be the master developer of the Property and other portions of the Project Area, and Agency and Tenant have entered into that certain Exclusive Negotiations Agreement (Hunters Point Shipyard) dated as of June 1, 1999, as amended by that certain Amendment to

Exclusive Negotiations Agreement, dated as of September 8, 1999 (the “First Amendment”); that certain Amendment, dated as of October 18, 1999 (the “Second Amendment”); that certain Third Amendment, dated as of March 21, 2000 (the “Third Amendment”); that certain Fourth Amendment, dated as of May 23, 1999 (the “Fourth Amendment”); that certain Fifth Amendment, dated as of October 31, 2000 (the “Fifth Amendment”); and that certain Sixth Amendment, dated as of November 20, 2001 (the “Sixth Amendment,” which, together with the First, Second, Third, Fourth and Fifth Amendments, are hereinafter collectively referred to as the “ENA”).

G. Agency and Tenant desire that Tenant provide to all of the Premises (as hereinafter defined), at no cost to the Agency, the Baseline Services (as hereinafter defined) and, for certain specified portions of the Premises, the construction of improvements thereon and the Active Services (as hereinafter defined).

H. Agency and Tenant have entered into a Disposition and Development Agreement for a portion of the Project Area, dated December 2, 2003 (the “DDA”).

I. Agency, on the basis of the foregoing, and the undertakings of Tenant pursuant to the ENA, the DDA and this Lease, is willing to lease to Tenant the Premises on an interim basis during the pendency of the DDA.

NOW, THEREFORE, in consideration of the mutual promises, for the purposes aforesaid, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1. PREMISES; TERM; DEFINITIONS.

1.1 Lease of Premises.

(a) Leased Premises; Description.

(i) Leased Premises. Subject to the payment of Rent, the covenants, terms and conditions of this Lease, and the rights reserved and obligations imposed by the Navy under the Conveyance Agreement and all related documents in connection with the Navy’s conveyance of the Premises to Agency, Agency hereby leases to Tenant, and Tenant hereby leases from Agency, the Property as described in Exhibit A-l and depicted in Exhibit A-2 both of which are attached hereto (the “Property”) and all Improvements now located on the Property (collectively, the “Premises”). The Parties understand, acknowledge and agree that as of the date of the execution of this Lease the Premises consists of Parcel A, containing approximately 75.452 acres of land and includes all structures and substructures affixed thereto, together with all rights, privileges and licenses appurtenant to the Premises which are owned by Agency.

(ii) Additional Premises. Tenant further understands and acknowledges that, subject to the terms and conditions of the Conveyance Agreement, the Premises subject to the terms of this Lease may be amended to include all or portions of any further portions of the Project Area conveyed to Agency (the

“Additional Parcels”). Tenant and Agency further agree that in the event (A) Agency takes title to any Additional Parcel; (B) Tenant is not in default under this Lease, the Utilities Agreement, or any other agreement between Agency (or City) and Tenant related to the development or use of the Shipyard; and (C) Tenant has the exclusive right to negotiate with Agency for the development of such Additional Parcels pursuant to the ENA (or some comparable instrument granting Tenant the exclusive right to negotiate Transaction Documents for such Additional Parcels), the Additional Parcels shall automatically be added to, and become part of, the Premises for all purposes, and the descriptions of the Premises as described herein shall be amended to include such Additional Parcels on such terms and conditions as set forth in this Lease. The Agency shall give Tenant not less than thirty (30) days’ prior written notice of the addition of any Additional Parcel(s).

(b) Active Premises; Passive Premises. Tenant understands, agrees and acknowledges that for purposes of determining the specific scope of Required Services to be performed by Tenant pursuant to Section 6.1 hereof, the Premises shall be, and are hereby, classified into two categories (the proportions of which may be changed from time to time in accordance with the terms and conditions of this Lease) by the Parties as follows:

(i) Active Premises. Those portions of the Premises that are used and/or occupied by Tenant and/or any Subtenant, including, without limitation, the Artists, shall be designated by the Parties as “Active Premises,” for which Tenant shall provide all Required Services in accordance with Section 6.1(b).

(ii) Passive Premises. Those portions of the Premises that are (A) not Active Premises, and (B) not retained as Active Premises as a result of the conversion to Passive Premises shall be designated by the Parties as “Passive Premises,” for which Tenant shall only be obligated to provide the Baseline Services in accordance with Section 6.1(a).

(c) Tenant’s Right to Convert Portions of the Premises. Except with respect to the portions of the Premises occupied by the Artists pursuant to one or more Subleases (the “Artists’ Spaces”), but subject to Section 13.4 below, Tenant shall have the right at any time in its sole and absolute discretion to convert any portion of the Premises from Active Premises to Passive Premises, or from Passive Premises to Active Premises, subject in each case to the provision of thirty (30) days prior written notice to the Agency.

1.2 Term.

(a) Commencement Date. The Term of this Lease shall commence on the effective date of the conveyance of the Premises to the Agency pursuant to the Conveyance Agreement (the “Commencement Date”).

(b) Expiration Date. This Lease shall expire on the date on which the Agency and Tenant enter into a long-term ground lease or conveyance of the Premises to Tenant, pursuant to the DDA (as herein above defined) or, in the alternative, upon the termination of the DDA without such conveyance for any reason other than default by Tenant thereunder, unless earlier terminated in accordance with the terms hereof or thereof (the “Term”).

1.3 Definitions.

All initially capitalized terms used herein are defined in Article 28 or when first defined in this Lease; to the extent they are not defined in this Lease, such terms shall have the meanings given them in the DDA.

ARTICLE 2. USES; DEDICATED REVENUES.

2.1 Permitted Uses within Premises.

Tenant shall use and operate the Premises for the uses in accordance with the terms and conditions of the Conveyance Agreement and the FOST, and solely for the uses permitted by (i) the Redevelopment Plan or other applicable zoning, or (ii) as further required or permitted in this Article 2 (the “Permitted Uses”).

2.2 Permitted Subleases.

(a) In the event Tenant elects at its discretion to sublease any portion of the Premises in accordance with Section 15.3 hereof, the use and operation of any Subleased Premises (as hereinafter defined) shall at all times be consistent with the terms of this Lease and any use of the Premises by third parties permitted under Section 2.1(b) shall be subject to all of the terms and conditions of this Lease, including, without limitation, Agency’s rights of termination and re-entry.

(b) Tenant shall provide to Agency a copy of any such sublease, license or other agreement within fourteen (14) days following the date of Tenant’s execution of such sublease, license or other agreement.

2.3 Limitations on Uses by Tenant.

(a) Prohibited Activities. Tenant shall not conduct or permit on the Premises any of the following activities:

(i) any activity that is not within a Permitted Use or previously approved by the Agency in writing;

(ii) any activity that will cause a cancellation of, any environmental, fire or other insurance policy covering the Premises, any part thereof or any of its contents;

(iii) any activity or object that will materially overload or cause damage to the Premises;

(iv) any activity that constitutes waste or public or private nuisance to owners or occupants of the Premises or adjacent properties. Such activities might include, without limitation, the preparation, manufacture or mixing of anything that might emit any objectionable odors, noises or lights onto adjacent properties, or the use of loudspeakers or sound or light apparatus which can be heard or seen outside the Premises, subject to the provisions of Articles 5, 13 and 14 of this Lease, and without limitation on any right given Tenant to alter, modify, repair, maintain, Restore, or construct Improvements; and

(v) any activity that will materially injure, obstruct or interfere with the rights of other tenants, owners or occupants of the Premises, adjacent Navy or community properties, including rights of ingress and egress to such properties, except to the extent that such uses are conducted within the Permitted Uses hereunder and in accordance with all Laws and Regulatory Approvals, or are necessary on a temporary basis to allow for the alteration, modification, repair, maintenance, Restoration, or construction of Improvements.

(b) Land Use Restrictions.

(i) Except as permitted by Sections 2.3(b)(ii) and 15.3 hereof, Tenant may not enter into any agreements granting license, easements or access rights over the Premises (individually and collectively, “Access Rights”) in each instance without Agency’s prior written consent, which consent (A) if requested for Access Rights with a term equal to or less than the term of the Sublease for such portion of the Premises, shall not be unreasonably withheld or delayed, and subject to the provisions of Article 9, or (B) if requested for all other Access Rights, may be withheld in Agency’s sole discretion, and subject to the provisions of Article 9.

(ii) Tenant may, without the prior consent of Agency, permit access to, and/or entry upon, the Premises from time to time and at all reasonable times to Tenant’s agents, licensees, concessionaires, operators or other persons who, in any case, are authorized by Tenant to use the Premises for such permitted activities as are consistent with the terms of this Lease (“Permitted Licensees”); provided, however, that such access or entry by any Permitted Licensee shall not exceed ninety (90) days and shall be subject to all material terms of a Permit to Enter form reasonably acceptable to Agency.

(c) Regulatory Approvals. The foregoing notwithstanding, the Parties recognize that for Tenant or a Subtenant to carry out its intended use of the Premises, it may be necessary or desirable to obtain additional Regulatory Approvals relating to the Premises.

2.4 Common Areas.

Agency hereby reserves reasonable access rights over the portion of the Premises consisting of the Common Areas so as to permit use of such areas by the general public consistent with the Redevelopment Plan, during such reasonable hours of use as are required by the Agency.

ARTICLE 3. RENT; SECURITY DEPOSIT.

3.1 Tenant’s Covenant to Pay Rent.

During the Term of this Lease, Tenant shall pay Rent for the Premises to Agency at the times and in the manner provided in this Article 3.

3.2 Percentage Rent.

Tenant shall pay to Agency percentage rent for any use of the Premises by Tenant in an amount equal to fifty percent (50%) of the Net Operating Income (as hereinafter defined) derived from its use and occupancy of the Premises, including without limitation thereto, all sales and business transacted by Tenant on the Premises (“Percentage Rent”).

3.3 Additional Rent.

Except as otherwise provided in this Lease, all costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature relating to the Premises that may arise or become due during or in connection with the Term of this Sublease, whether foreseen or unforeseen, which are payable by Tenant to Agency pursuant to this Sublease other than Percentage Rent shall be deemed “Additional Rent.” Landlord shall have the same rights, powers and remedies, whether provided by Law or in this Lease, in the case of non-payment of Additional Rent as in the case on non-payment of Percentage Rent.

3.4 Manner of Payment.

(a) Percentage Rent shall be payable on August 1, 2005 for the period that begins on the Rent Commencement Date until June 30, 2005, and thereafter, semi-annually on each February 1 and August 1 of each year of the Term, attributable to the six month period ending on December 31 or June 30, immediately prior to each such payment due date. Along with such payment, the Tenant shall submit such documentation as may be reasonably required by the Agency to verify the actual amount of the Net Operating Income for such six month period prior to each payment due date, including, without limitation thereto, delivering to Agency an accounting (in form and substance satisfactory to Agency) on or before each February 1 and August 1 during the Term. If Agency disputes the amount of Percentage Rent due from Tenant, Agency shall have the right for one hundred twenty (120) days from the date Tenant tenders payment to examine, inspect and audit the Tenant’s records upon reasonable notice; provided, however, that the Agency shall have an additional sixty (60) days following its receipt of Tenant’s annual audit report to review and audit Tenant’s records if there is a disparity between the audit report and the semiannual payments made to Agency. The inspection shall be conducted at Tenant’s office(s) at a reasonable time or times. Pending resolution of any disputes over Percentage Rent, Tenant shall pay Agency the amount Tenant has reasonably and in good faith calculated to be payable in that half-year period.

(b) Additional Rent shall be due and payable at the times otherwise provided in this Lease; provided that if no date for payment is otherwise specified, or if payment is stated to be due upon demand”, “promptly following notice”, “upon receipt of invoice”, or the like then such Additional Rent shall be due thirty (30) business days following the giving by Agency of such demand, notice, invoice or the like to Tenant specifying that such sum is presently due and payable. Percentage Rent and Additional Rent shall be paid to Agency in lawful money of the United States of States of America at offices the Redevelopment Agency of the City and County of San Francisco, 770 Golden Gate, San Francisco, California 94102, Attention: Deputy Executive Director, Finance & Administration, or at such other place as Agency may from time to time designate by notice to Tenant.

3.5 No Abatement or Setoff.

Tenant covenants to pay all Rent at the times and in the manner in this Lease provided without any abatement, setoff, deduction, or counterclaim.

3.6 Net Lease.

AGENCY SHALL NOT BE EXPECTED OR REQUIRED TO INCUR ANY EXPENSE OR MAKE ANY PAYMENT OF AN KIND WITH RESPECT TO THIS LEASE OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY IMPROVEMENTS. Without limiting the generality of the foregoing, Tenant shall be solely responsible for paying each item of cost or expense of every kind and nature whatsoever, the payment of which Agency would otherwise be or become liable by reason of Agency’s estate or interests in the Premises and any Leasehold Improvements, any rights or interests of Agency in or under this Lease, or the ownership leasing, operation, management, maintenance, repair, rebuilding, remodeling, renovation, use or occupancy of the Premises, any improvements, or any portion thereof. No occurrence or situation arising during the Term, nor any present or future Law, whether foreseen or unforeseen, and however extraordinary, shall relieve Tenant from its liability to pay all of the sums required by any of the provisions of this Lease, or shall otherwise relieve Tenant from any of its obligations under this Lease, or shall give Tenant any right to terminate this Lease in whole or in part. Tenant waives any rights now or hereafter conferred upon it by any existing or future Law to terminate this Lease or to receive any abatement, diminution, reduction or suspension of payment of such sums, on account of any such occurrence or situation, provided that such waiver shall not affect or impair any right or remedy expressly provided Tenant under this Lease.

3.7 Guaranty.

Tenant acknowledges and agrees that the Guaranty set forth as Attachment 9 to the DDA shall cover all of Tenant’s obligations under this Lease, and such obligations of Tenant shall be deemed “Guaranteed Obligations” under such Guaranty.

ARTICLE 4. CONDITION OF PREMISES.

4.1 Tenant’s Investigation.

Tenant hereby acknowledges that (a) prior to the execution of this Lease, Tenant has inspected the Premises, conducted such studies, and made such investigation as Tenant deems necessary with reference to the condition of the Premises (including, without limitation thereto, environmental aspects, seismic and earthquake requirements, applicable Laws) and to determine the present and future suitability of the Premises for Tenant’s intended investment and use; (b) Tenant is satisfied with reference thereto, and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises and/or the terms of this Lease; and (c) that Agency has not made any oral or written representations or warranties with respect to said matters.

4.2 “AS-IS WITH ALL FAULTS.”

TENANT AGREES THAT THE PREMISES ARE HEREBY ACCEPTED BY TENANT, IN THEIR EXISTING STATE AND CONDITION, “AS IS, WITH ALL FAULTS.” TENANT ACKNOWLEDGES AND AGREES THAT (I) PORTIONS OF THE PREMISES HAVE BEEN IDENTIFIED AS A NATIONAL PRIORITIES LIST SITE UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (CERCLA) OF 1980, AS AMENDED; AND (II) NEITHER AGENCY NOR ANY OF THE OTHER INDEMNIFIED PARTIES, NOR ANY AGENT OF ANY OF THEM, HAS MADE, AND THERE IS HEREBY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND, WITH RESPECT TO THE CONDITION OF THE PREMISES, THE SUITABILITY OR FITNESS OF THE PREMISES OR ANY APPURTENANCES THERETO FOR THE DEVELOPMENT, USE OR OPERATION OF THE PREMISES BY TENANT, THE COMPLIANCE OF THE PREMISES WITH ANY LAWS, ANY MATTER AFFECTING THE USE, VALUE, OCCUPANCY OR ENJOYMENT OF THE PREMISES, OR WITH RESPECT TO ANY OTHER MATTER PERTAINING TO THE PREMISES OR ANY APPURTENANCES TO THE PREMISES.

As part of its agreement to accept the Premises in its “As Is With All Faults” condition, effective upon delivery of possession to the Premises, the Tenant, on behalf of itself and its successors and assigns, shall be deemed to waive any right to recover from, and forever release, acquit and discharge, the Agency, the City, and their Agents of and from any and all Losses, whether direct or indirect, known or unknown, foreseen or unforeseen, that the Tenant may now have or that may arise an account of or in any way be connected with (i) the physical, geotechnical or environmental condition of the Premises, including, without limitation, any Hazardous Materials in, on, under, above or about the Premises (including, but not limited to, soils and groundwater conditions), and (ii) any Laws applicable thereto, including without limitation, Hazardous Materials Laws, or Laws pertaining to historic rehabilitation or preservation but excepting therefrom, however, any claims, demands, or causes of action Tenant may now or hereafter have against the Agency for rights of contribution or equitable indemnity under applicable Laws and except for third party claims, including those arising under any leases at the Site, relating to the period prior to the Commencement Date of this Lease to the extent not arising from the negligence or willful misconduct of Tenant or its Agents.

In connection with the foregoing release, the Tenant acknowledges that it is familiar with Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.

Tenant agrees that the release contemplated by this Section includes unknown claims. Accordingly, Tenant hereby waives the benefits of Civil Code Section 1542, or under any other statute or common law principle of similar effect, in connection with the releases contained in this Section. Notwithstanding anything to the contrary in this Lease, the foregoing release shall survive any termination of this Lease.

Initials:	/s/ LF

The Agency releases Tenant, its officers, agents and employees for any Losses suffered by the Agency relating to (i) the Navy’s violation of any Environmental Law, or (ii) any Release of a Hazardous Substance, or any pollution, contamination or Hazardous Substance-related nuisance on, under or from the Project Site or Agency Parcels, or any other physical condition on the Project Site or Agency Parcels, to the extent the Release, pollution, contamination, nuisance or physical condition occurred or existed prior to the Close of Escrow on Parcel A-l, except to the extent such violation, Release, pollution, contamination, nuisance or physical condition was caused or exacerbated by Tenant, its officers, employees, agents or others for whom Tenant is responsible. This release does not extend to obligations assumed by Tenant under this Agreement or any of its attachments or any rights of entry or any other agreements under which Tenant assumes responsibility for environmental physical conditions, as to which the Agency reserves its rights to enforce the agreements and to sue Tenant.

4.3 Easements.

(a) Agency hereby grants to Tenant the following easement and access rights:

(i) subject to (A) the terms and conditions of this Lease, (B) the Navy Utilities Agreement, (C) the rights of the public which may be granted by Agency at its sole discretion, (D) the requirements of the City’s Environmental Ordinance for Parcel A, codified in Health Code Article 31, and (E) the use restrictions of Article 2 hereof, such non-exclusive easement(s) as may be reasonably necessary to effectuate the purposes of this Lease, the Navy Utilities Agreement, and/or the Utilities Agreement as defined in Section 5.4, including but not limited to sub-easements or other rights to use easements granted to Agency by the Navy.

(ii) at such time as the Lease terminates for a portion of the Premises pursuant to Section 1.2 herein, a non-exclusive easement limited in duration to the Term of this Lease, in and over certain areas (the “Access Easement”) for purposes of pedestrian and vehicular access and ingress and egress in connection with the use of the Premises under this Lease. In connection with any agreement to terminate a portion of the Premises under this Lease (the “Partial Termination Agreement”), the Parties agree to establish the boundaries of the Access Easement area and attach the description of its boundaries to this Lease.

(b) Agency reserves the right to use, or permit others to use, the easements in common with Tenant, provided such use does not interfere with Tenant’s use hereunder and further provided that in the event there is any conflict regarding the Navy’s use of such easements pursuant to the Navy Utilities Agreement, the Navy Utilities Agreement shall prevail. For purposes of this Lease, the “Premises” shall be deemed to include the easements, except that Tenant’s maintenance and indemnification obligations therefor and Permitted Uses therein shall be as set forth in this Lease (including, without limitation, Articles 2, 9, 12 and Section 10.2 hereof).

4.4 Subsurface Mineral Rights.

Agency and Tenant acknowledge that, pursuant to the Hunters Point Shipyard Conversion Act of 2002 (Ch. 464, Statutes 2002), Agency owns and holds in trust a portion of the Premises shown in Exhibit B (the “State Lands Parcel”). Under the terms and conditions thereof, the State of California (the “State”) has reserved all subsurface mineral deposits, including oil and gas deposits on or underlying the Premises, including the right to explore, drill for and extract such subsurface minerals, including oil and gas deposits, solely from a single point of entry outside of the Premises, provided that such right shall not be exercised so as to disturb or otherwise interfere with Tenant’s Leasehold Estate, but provided further, that, without limiting any remedies the Parties may have against the State or other parties, any such disturbance or interference that causes damage or destruction to the Premises will be governed under Article 12 hereunder. Agency shall have no liability under this Lease arising out of any exercise by the State of such mineral rights (unless the State has succeeded to Agency’s interest under this Lease, in which case such successor owner may have such liability).

ARTICLE 5. LEASEHOLD IMPROVEMENTS AND ALTERATIONS.

5.1 Title to Improvements.

During the Term of this Lease, Agency shall own all of the Improvements, including all existing Improvements and future Improvements (except for trade fixtures and other personal property of Subtenants). Tenant and its Subtenants shall have the right at any time, or from time to time, including, without limitation, at the expiration or upon the earlier termination of the Term of this Lease, to remove Personal Property from the Premises; provided, however, that if the removal of Personal Property causes material damage to the Premises, Tenant shall promptly cause the repair of such damage at no cost to Agency.

5.2 Agency’s Right to Approve Construction.

(a) Construction Requiring Approval. Subject to the terms of this Article 5, Tenant may perform from time to time during the Term construction of the Minor Alterations and the Major Alterations (the “Construction”).

(b) Permits. Tenant acknowledges that the provisions of this section are subject to Sections 6.1(a). In particular, Tenant acknowledges that Agency’s approval of Construction does not alter Tenant’s obligation to obtain all Regulatory Approvals and all permits required by applicable Law to be obtained from governmental agencies having jurisdiction, including, where applicable, from the Agency itself in its regulatory capacity.

5.3 Approval of Minor Alterations; Major Alterations.

Unless otherwise required under Section 5.2(a), Agency’s approval hereunder shall not be required for (a) the installation, repair or replacement of furnishings, fixtures, equipment or decorative improvements which do not materially affect the structural integrity of the Improvements, (b) recarpeting, repainting the interior of the Premises, landscaping, or similar alterations, (c) the installation of tenant improvements and finishes to prepare portions of the Premises for occupancy or use by Subtenants (provided that the foregoing shall not alter Tenant’s and/or Subtenant’s obligation to obtain any required Regulatory Approvals and permits, including, as applicable, a building permit from the Agency, acting in its regulatory capacity), or

(d) any other Construction costing Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) or less, as Indexed (collectively, “Minor Alterations”). All Construction costing in excess of Two Hundred Fifty Thousand and No/100 dollars ($250,000) shall be referred to herein as “Major Alterations” and shall require the prior written approval of Agency, which shall not be unreasonably withheld or delayed.

5.4 Utility Services.

Tenant shall provide, maintain and operate utility services in accordance with the terms of Exhibit E-l and Exhibit E-2, and if Agency determines that it is reasonably necessary, Tenant and Agency subsequently shall enter into a utilities agreement consistent with the standards set forth in Exhibits E-l and E-2 (in form and substance acceptable to Agency in its sole and absolute discretion) relating to Tenant’s arranging, at no cost or expense to Agency, for the provision and construction of certain on and off-site utilities necessary and appropriate to the uses and occupancy of the Premises (the “Utilities Agreement”).

ARTICLE 6. REQUIRED MAINTENANCE AND REPAIR SERVICES.

6.1 Required Services.

(a) Baseline Services. Agency and Tenant agree that the Tenant shall provide to all of the Premises, and at no cost to the Agency, certain limited on-going site management, operations, security, fencing and grounds maintenance and repair services more particularly described in Exhibit E-l attached hereto (collectively, the “Baseline Services).

(b) Active Services. In addition, Tenant shall provide to the Active Premises ongoing Sublease management, operations, utilities, maintenance and repair services described in Exhibit E-2 (collectively, the “Active Services,” which together with the Baseline Services are collectively referred to as the “Required Services”).

6.2 [Reserved.]

6.3 No Obligation of Agency; Waiver of Rights. Tenant shall be solely responsible for the condition, operation, repair, maintenance and management of the Premises, including any and all Improvements, from and after the Commencement Date. Agency shall have no obligation to make repairs or replacements of any kind or maintain the Premises (including the Common Area, or any other Improvements) or any portion thereof. Without limiting the foregoing, Tenant hereby waives any right to make repairs at Agency’s expense as may be provided by Sections 1932(1), 1941 and 1942 of the California Civil Code, as any such provisions may from time to time be amended, replaced, or restated.

6.4 Notice. Tenant shall deliver to Agency, promptly after receipt, a copy of any notice which Tenant may receive from time to time: (i) from any governmental authority (other than Agency) having responsibility for the enforcement of any applicable Laws (including Disabled Access Laws or Hazardous Materials Laws), asserting that the Premises are in violation of such Laws; or (ii) from the insurance company issuing or responsible for administering one or more of the insurance policies required to be maintained by Tenant under Article 11, asserting that the requirements of such insurance policy or policies are not being met.

6.5 Security Services.

(a) Agency’s Security Services Responsibilities. Subject to Section 6.5(b) below, Agency shall provide security protection services to the Project Area, including, without, limitation, to the Premises, as described in the Security Cooperative Agreement, as it may be amended from time to time (the “Security Services”).

(b) Tenant’s Security Services Responsibilities.

(i) Tenant shall pay to Agency, as Additional Rent payable on the first day of each month during the Term commencing on the Commencement Date, Tenant’s proportionate share of Agency’s cost of providing such Security Services to the Premises. Such proportionate share shall be equal to (i) the square footage of the Premises (or such other pro-rata measurement designation used for Security Services charges under the Security Cooperative Agreement) multiplied by (ii) the cost per square foot (or such other measurement designation used for Security Services charges under the Security Cooperative Agreement) that Agency charges the Navy for Agency’s performance of the Security Services, as more specifically set forth in the Security Cooperative Agreement (“Tenant’s Proportionate Share of Security Services Costs”). If the Security Cooperative Agreement is amended, then Agency shall provide written notice of such amendment to Tenant promptly after such amendment becomes effective, which notice shall also state whether and by how much Tenant’s Proportionate Share of Security Services Costs has increased or decreased. Tenant shall pay Tenant’s Proportionate Share of Security Services Costs, increased or decreased by that amount set forth in Agency’s most current written notice, on the next payment date following receipt of such written notice.

(ii) If Agency determines that it will no longer provide the Security Services to the Premises, Tenant must provide such Security Services to the Premises. Agency shall give Tenant no less than sixty (60) days prior written notice that Agency will cease to provide the Security Services and within that sixty (60) day period, Tenant shall select a security firm approved by Agency and enter into a contract approved by Agency with such firm. Agency shall also have the right to approve the security personnel who operate on the Premises. Tenant shall provide all Security Services in the manner required by the Security Cooperative Agreement and shall have the rights and obligations thereunder as if Tenant were the Agency, other than any reimbursement rights set forth therein. If Tenant is required to provide Security Services, Agency shall have the rights of the Navy with respect to the Security Services under the Security Cooperative Agreement.

ARTICLE 7. LIENS.

7.1 Liens.

Tenant shall not create or permit the attachment of, and shall promptly following notice, discharge at no cost to Agency, any lien, security interest, or encumbrance on the Premises, other than (i) this Lease or Permitted Subleases, (ii) liens for non-delinquent Impositions (excluding Impositions which may be separately assessed against the interests of Subtenants), except only for Impositions being contested as permitted by Article 8, (iii) liens of mechanics, material suppliers or vendors, or rights thereto, for sums which under the terms of the related contracts are not at the time due or which are being contested as permitted by this Article 7, (iv) any liens, security interests, or encumbrances existing as of the Effective Date, and (v) any liens, security interests, or encumbrances which were not created or permitted by Tenant or created by Agency. The provisions of this Article do not apply to liens created by Tenant on its Personal Property.

7.2 Mechanics’ Liens.

Nothing in this Lease shall be deemed or construed in any way as constituting the request of Agency, express or implied, for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Premises or the Improvements, or any part thereof. Tenant agrees that at all times when the same may be necessary or desirable, Tenant shall take such action as may be reasonably required by Agency or under any Law in existence or hereafter enacted which will prevent the enforcement of any mechanics’ or similar liens against the Premises, Tenant’s Leasehold Estate, or Agency’s fee interest in the Premises for or on account of labor, services or materials furnished to Tenant, or furnished at Tenant’s request. If Tenant does not, within sixty (60) days following the Tenant’s receipt of notice of the imposition of any such lien, cause the same to be released of record or post a bond or take such other action reasonably acceptable to Agency, it shall be a material default under this Lease, and Agency shall have, in addition to all other remedies provided by this Lease or by Law, the right but not the obligation to cause the same to be released by such means as it shall deem proper, including without limitation, payment of the claim giving rise to such lien. All sums paid by Agency for such purpose and all reasonable expenses incurred by Agency in connection therewith shall be payable to Agency by Tenant within thirty (30) days following written demand by Agency with supporting invoices.

7.3 No Mortgage.

Tenant shall not engage in any financing or other transaction creating any mortgage or deed of trust upon the Premises or upon Tenant’s Leasehold Estate therein without Agency’s prior written consent which may be withheld in Agency’s sole and absolute discretion.

ARTICLE 8. TAXES AND ASSESSMENTS.

8.1 Payment of Possessory Interest Taxes and Other Impositions.

(a) Payment of Possessory Interest Taxes. Tenant shall pay or cause to be paid, prior to delinquency, all possessory interest and property taxes assessed, levied or imposed on the Premises or any of the Improvements or Personal Property (excluding the personal property of any Subtenant whose interest is separately assessed) located on the Premises (but excluding any such taxes separately assessed, levied or imposed on any Subtenant), to the full extent of installments or amounts payable or arising during the Term (subject to the provisions of Section 8.1(c)). Subject to the provisions of Section 8.3 hereof, all such taxes shall be paid directly to the City’s tax collector or other charging authority prior to delinquency, provided that if applicable Law permits Tenant to pay such taxes in installments, Tenant may elect to do so. In addition, Tenant shall pay any fine, penalty, interest or cost as may be charged or assessed for nonpayment or delinquent payment of such taxes. Tenant shall have the right to contest the validity, applicability or amount of any such taxes in accordance with Section 8.3.

(i) Acknowledgment of Possessory Interest. Tenant specifically recognizes that this Lease may create a possessory interest which is subject to taxation, and that this Lease requires Tenant to pay any and all possessory interest taxes levied upon Tenant’s interest pursuant to an assessment lawfully made by the City’s tax assessor. Tenant further acknowledges that any Sublease or assignment by Tenant permitted under this Lease and any exercise of any option to renew or extend this Lease may constitute a change in ownership, within the meaning of the California Revenue and Taxation Code, and therefore may result in a reassessment of any possessory interest created hereunder in accordance with applicable Law.

(ii) Reporting Requirements. San Francisco Administrative Code Sections 6.63-1, 6.63-2, 23.6-1 and 23.6-2 require that Agency report certain information relating to this Lease, and the creation, renewal, extension, assignment, sublease, or other transfer of any interest granted hereunder, to the County Assessor within sixty (60) days after any such transaction. Within thirty (30) days following the date of any transaction that is subject to such reporting requirements, Tenant shall provide such information as may reasonably be requested by Agency to enable Agency to comply with such requirements.

(b) Other Impositions. Without limiting the provisions of Section 8.1(a), and except as otherwise provided in this Section 8.1(b) and Section 8.3. Tenant shall pay or cause to be paid all Impositions (as defined below), to the full extent of installments or amounts payable or arising during the Term (subject to the provisions of Section 8.1(c)), which may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon the Premises, any Improvements now or hereafter located thereon, any Personal Property now or hereafter located thereon (but excluding the personal property of any Subtenant whose interest is separately assessed), the Leasehold Estate created hereby, or any subleasehold estate permitted hereunder, including any taxable possessory interest which Tenant, any Subtenant or any other Person may have acquired pursuant to this Lease (but excluding any such Impositions separately assessed, levied or imposed on any Subtenant). Subject to the provisions of Section 8.3, Tenant shall pay all Impositions directly to the taxing authority, prior to delinquency, provided that if any applicable Law permits Tenant to pay any such Imposition in installments, Tenant may elect to do so. In addition, Tenant shall pay any fine, penalty, interest or cost as may be assessed for nonpayment or delinquent payment of any Imposition. As used herein, “Impositions” means all taxes, assessments, liens, levies, charges or expenses of every description, levied, assessed, confirmed or imposed on the Premises, any of the Improvements or Personal Property located on the Premises, Tenant’s Leasehold Estate, any subleasehold estate, or any use or occupancy of the Premises hereunder. Impositions shall include all such taxes, assessments, fees and other charges whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed in lieu of or in substitution of any of the foregoing of every character. The foregoing or subsequent provisions notwithstanding, Tenant shall not be responsible for any Impositions arising from or related to, the Agency’s fee ownership interest in the Property or Premises, the Agency’s interest as landlord under this Lease, or any transfer thereof, including but not limited to, Impositions relating to the fee, transfer taxes associated with the conveyance of the fee, or business or gross rental taxes attributable to Agency’s fee interest or a transfer thereof.

(c) Prorations. All Impositions imposed for the tax years in which the Commencement Date occurs or during the tax year in which this Lease terminates shall be apportioned and prorated between Tenant and Agency on a daily basis.

(d) Proof of Compliance. Within ten (10) business days following Agency’s written request which Agency may give at any time and give from time to time, Tenant shall deliver to Agency copies of official receipts of the appropriate taxing authorities, or other proof reasonably satisfactory to Agency, evidencing the timely payment of such Impositions.

8.2 Agency’s Right to Pay.

Unless Tenant is exercising its right to contest under and in accordance with the provisions of Section 8.3, if Tenant fails to pay and discharge any Impositions (including without limitation, fines, penalties and interest) prior to delinquency, Agency, at its sole option, may (but is not obligated to) pay or discharge the same, provided that prior to paying any such delinquent Imposition, Agency shall give Tenant written notice specifying a date at least ten (10) business days following the date such notice is given after which Agency intends to pay such Impositions. If Tenant fails, on or before the date specified in such notice, either to pay the delinquent Imposition or to notify Agency that it is contesting such Imposition pursuant to Section 8.3, then Agency may thereafter pay such Imposition, and the amount so paid by Agency (including any interest and penalties thereon paid by Agency), together with interest at the Default Rate computed from the date Agency makes such payment, shall be deemed to be and shall be payable by Tenant as Additional Rent, and Tenant shall reimburse such sums to Agency within ten (10) business days following demand.

8.3 Right of Tenant to Contest Impositions and Liens.

Tenant shall have the right to contest the amount, validity or applicability, in whole or in part, of any Imposition or other lien, charge or encumbrance against or attaching to the Premises or any portion of, or interest in, the Premises, including any lien, charge or encumbrance arising from work performed or materials provided to Tenant or any Subtenant or other Person to improve the Premises or any portions of the Premises, by appropriate proceedings conducted in good faith and with due diligence, at no cost to Agency. Tenant shall give notice to Agency within ten (10) business days of the commencement of any such contest and of the final determination of such contest. Nothing in this Lease shall require Tenant to pay any Imposition as long as it contests the validity, applicability or amount of such Imposition in good faith, and so long as it does not allow the portion of the Premises affected by such Imposition to be forfeited to the entity levying such Imposition as a result of its nonpayment. If any Law requires, as a condition to such contest, that the disputed amount be paid under protest, or that a bond or similar security be provided, Tenant shall be responsible for complying with such condition as a condition to its right to contest. Tenant shall be responsible for the payment of any interest, penalties or other charges which may accrue as a result of any contest, and Tenant shall provide a statutory lien release bond or other security reasonably satisfactory to Agency in any instance where Agency’s interest in the Premises may be subjected to such lien or claim. Tenant shall not be required to pay any Imposition or lien being so contested during the pendency of any such proceedings unless payment is required by the court, quasi-judicial body or administrative agency conducting such proceedings. If Agency is a necessary party with respect to any such contest, or if any Law now or hereafter in effect requires that such proceedings be brought by or in the name of Agency or any owner of the Premises, Agency, at the request of Tenant and at no cost to Agency, with counsel selected and engaged by Tenant, subject to Agency’s reasonable approval, shall join in or initiate, as the case may be, any such proceeding. Agency, at its own expense and at its sole option, may elect to join in any such proceeding whether or not any Law now or hereafter in effect requires that such proceedings be brought by or in the name of Agency or any owner of the Premises. Except as provided in the preceding sentence, Agency shall not be subjected to any liability for the payment of any fines, penalties, costs, expenses or fees, including Attorneys’ Fees and Costs, in connection with any such proceeding, and without limiting Article 17, Tenant shall Indemnify Agency for any such fines, penalties, costs, expenses or fees, including Attorneys’ Fees and Costs, which Agency may be legally obligated to pay.

ARTICLE 9. COMPLIANCE WITH LAWS.

9.1 Compliance with Laws and Other Requirements.

(a) Tenant’s Obligation to Comply. During the Term of this Lease, Tenant shall comply, at no cost to Agency, (i) with all applicable Laws (including Regulatory Approvals), (ii) with all Mitigation Measures to the extent applicable to activities performed under this Lease, and (iii) with the requirements of all policies of insurance required to be maintained pursuant to Article 11 of this Lease. The foregoing sentence shall not be deemed to limit Agency’s ability to act in its legislative or regulatory capacity, including the exercise of its police powers. In particular, Tenant acknowledges that the Permitted Uses under Section 2.1 do not limit Tenant’s responsibility to obtain Regulatory Approvals for such uses, including but not limited to, building permits, nor do such uses limit Agency’s responsibility in the issuance of any such Regulatory Approvals to comply with applicable Laws, including the California Environmental Quality Act. It is understood and agreed that Tenant’s obligation to comply with Laws shall include the obligation to make, at no cost to Agency, all additions to, modifications of, and installations on the Premises that may be required by any Laws regulating the Premises, subject to the provisions of Section 5.2(b).

(b) Unforeseen Requirements. The Parties acknowledge and agree that Tenant’s obligation under this Section 9.1 to comply with all present or future Laws is a material part of the bargained-for consideration under this Lease. Tenant’s obligation to comply with Laws may include, without limitation, the obligation to make substantial or structural repairs and alterations to the Premises (including, without limitation thereto, the Health and Safety Improvements) in order to occupy the Premises or, at Tenant’s election, to convert any portion of the Premises from Passive to Active Premises pursuant to Section 1.1(c) hereof. In the event Tenant declines to perform such repairs and alterations to any portion of the Premises, Tenant shall promptly notify Agency of Tenant’s intent to convert such portion of the Premises to Passive Premises. Except as provided in Sections 1.1(c), 13, or 14, no occurrence or situation arising during the Term, nor any present or future Law, whether foreseen or unforeseen, and however extraordinary, shall relieve Tenant of its obligations hereunder, nor give Tenant any right to terminate this Lease in whole or in part or to otherwise seek redress against Agency.

(c) Proof of Compliance. Tenant shall promptly upon request provide Agency with evidence of its compliance with any of the obligations required under this Article.

9.2 Regulatory Approvals.

(a) Agency and City Approvals. Tenant understands and agrees that Agency is entering into this Lease in its proprietary capacity as the holder of fee title to the Premises for the public benefit, and not in its capacity as a regulatory agency. Tenant understands that the entry by the Agency into this Lease shall not be deemed to imply that Tenant will be able to obtain any required approvals from City departments, boards or commissions which have jurisdiction over the Premises, including the Agency itself in its regulatory capacity. By entering into this Lease, the Agency is in no way modifying Tenant’s obligations to cause the Premises to be used and occupied in accordance with all Laws, as provided herein.

(b) Approval of Other Agencies. Tenant understands that Tenant’s contemplated uses and activities on the Premises, any subsequent changes in permitted uses, and any alterations or Construction to the Premises, may require that approvals, authorizations or permits be obtained from governmental agencies with jurisdiction. Tenant shall be solely responsible for obtaining Regulatory Approvals as further provided in this Article. In any instance where Agency will be required to act as a co-permittee, or where Tenant proposes Construction which requires Agency’s approval under Section 5.3, Tenant shall not apply for any Regulatory Approvals (other than building permits) without first obtaining the approval of Agency, which approval will not be unreasonably withheld, conditioned or delayed. Throughout the permit process for any Regulatory Approval, Tenant shall consult and coordinate with Agency in Tenant’s efforts to obtain such Regulatory Approval, and Agency shall cooperate reasonably with Tenant in its efforts to obtain such Regulatory Approval. Agency shall have no obligation to make expenditures or incur expenses other than administrative expenses. However, Tenant shall not agree to the imposition of conditions or restrictions in connection with its efforts to obtain a permit from any other regulatory agency than Agency if the conditions or restrictions could create any substantial or material obligations (as determined by Agency in its reasonable discretion) on the part of Agency whether on or off the Premises, unless in each instance Agency has previously approved such conditions in writing in Agency’s sole and absolute discretion. No such approval by Agency shall limit Tenant’s obligation to pay all the costs of complying with such conditions under this Article. Subject to the conditions of this Article, Agency shall join, where required, in any application by Tenant for a required Regulatory Approval, and in executing such permit, provided that Agency shall have no obligation to join in any such application or execute the permit if the Agency does not approve the conditions imposed by the other regulatory agency under such permit as provided herein. All costs associated with applying for and obtaining any necessary Regulatory Approval shall be borne by Tenant. Tenant shall be responsible for complying, at no cost to Agency or the City, with any and all conditions imposed by any regulatory agency as part of a Regulatory Approval. With the consent of Agency (which shall not be unreasonably withheld or delayed), Tenant shall have the right to appeal or contest in any manner permitted by Law any condition imposed upon any such Regulatory Approval. Tenant shall pay and discharge any fines, penalties or corrective actions imposed as a result of the failure of Tenant to comply with the terms and conditions of any Regulatory Approval and Agency shall have no liability for such fines and penalties except to the extent that such failure results solely from the willful misconduct or gross negligence of Agency. Without limiting the indemnification provisions of Article 12, Tenant shall Indemnify the Indemnified Parties from and against any and all such fines and penalties, together with Attorneys’ Fees and Costs, for which Agency may be liable in connection with Tenant’s failure to comply with any Regulatory Approval.

ARTICLE 10. HAZARDOUS MATERIALS.

10.1 Hazardous Materials Compliance.

(a) Compliance with Hazardous Materials Laws. Tenant shall comply and cause (i) its Agents, (ii) all Persons under any Sublease, (iii) to the extent reasonably controllable by Tenant, all Invitees or other Persons entering upon the Premises, and (iv) the Premises and the Improvements, to comply with all Hazardous Materials Laws and prudent business practices, including, without limitation, any deed restrictions, deed notices, soils management plans or certification reports required in connection with the approvals of any regulatory agencies in connection with any Improvements; provided that, notwithstanding any other provision of this Lease, Tenant shall not be obligated to remediate the presence of any Hazardous Materials conditions existing in or on the Premises prior to the Effective Date except to the extent that Tenant or its Agents disturb or exacerbates such pre-existing conditions or to the extent that the Handling or Remediation of such pre-existing Hazardous Materials is required by Regulatory Agencies having jurisdiction as a result of activities or uses of the Premises permitted or conducted by Tenant, its Subtenants, Agents or Invitees. Without limiting the generality of the foregoing, Tenant covenants and agrees that it will not, without the prior written consent of Agency, which may be given or withheld in Agency’s sole discretion, Handle, nor will it permit the Handling of Hazardous Materials on, under or about the Premises, except for (A) standard building materials and equipment that do not contain asbestos or asbestos-containing materials, lead or polychlorinated biphenyl (PCBs); (B) gasoline and other fuel products used to transport and operate vehicles and equipment; (C) any Hazardous Materials that do not require a permit or license from, or that need not be reported to, a governmental agency, which Hazardous Materials are used in the construction of the Improvements, and which are reported to, and approved by Agency prior to any such Handling and, in any case, are used in strict compliance with all applicable laws; (D) janitorial or office supplies or materials in such limited amounts as are customarily used for general office purposes so long as such Handling is at all times in full compliance with all Environmental Laws; and (E) pre-existing Hazardous Materials that are required by Law or prudent business practices to be Handled for Remediation purposes.

(b) Notice. Except for Hazardous Materials permitted by Subsection 10.1(a) above, Tenant and Agency shall advise the other in writing promptly (but in any event within five (5) business days) upon learning or receiving notice of (i) the presence of any Hazardous Materials on, under or about the Premises, (ii) any action taken by Tenant or Agency in response to any (A) Hazardous Materials on, under or about the Premises or (B) Hazardous Materials Claims, and (iii) Tenant’s or Agency’s discovery of the presence of Hazardous Materials on, under or about any real property adjoining the Premises. Tenant and Agency shall inform the other orally as soon as possible of any emergency or non-emergency regarding a Release or discovery of Hazardous Materials. In addition, Tenant and Agency shall provide each other with copies of all communications with federal, state and local governments or agencies relating to Hazardous Materials Laws (other than privileged communication, so long as any non-disclosure of such privileged communication does not otherwise result in any non-compliance by Tenant with the terms and provisions of this Article 10) and all communication with any Person relating to Hazardous Materials Claims (other than privileged communications; provided, however, such non-disclosure of such privileged communication shall not limit or impair Tenant’s obligation to otherwise comply with each of the terms and provisions of this Lease, including without limitation, this Article 10).

(c) Agency’s Approval of Remediation. Except as required by Law or to respond to an emergency, Tenant shall not take any Remediation in response to the presence, Handling, transportation or Release of any Hazardous Materials on, under or about the Premises unless Tenant shall have first submitted to Agency for Agency’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, a written Hazardous Materials Remediation plan and the name of the proposed contractor which will perform the work. Agency shall approve or disapprove of such Hazardous Materials Remediation plan and the proposed contractor promptly, but in any event within thirty (30) days after receipt thereof. If Agency disapproves of any such Hazardous Materials Remediation plan, Agency shall specify in writing the reasons for its disapproval. Any such Remediation undertaken by Tenant shall be done in a manner so as to minimize any impairment to the Premises to the extent reasonably possible. In the event Tenant undertakes any Remediation with respect to any Hazardous Materials on, under or about the Premises, Tenant shall conduct and complete such Remediation (x) in compliance with all applicable Hazardous Materials Laws, (y) to the reasonable satisfaction of the Agency, and (z) in accordance with the orders and directives of all federal, state and local governmental authorities, including but not limited to, the United States Environmental Protection Agency, the California Department of Toxic Substances Control, the Regional Water Quality Control Board and the San Francisco Department of Public Health.

(d) Pesticide Prohibition. Tenant shall comply with the City’s Pesticide Ordinance, set forth in the provisions of Section 39.9 of Chapter 39 of the San Francisco Administrative Code. Pursuant to Section 39.9, Tenant shall (i) prohibit the use of certain pesticides on Agency property, (ii) require the posting of certain notices and the maintenance of certain records regarding pesticide usage, and (iii) submit to Agency an integrated pest management plan that (a) lists, to the extent reasonably possible, the types and estimated quantities of pesticides that Tenant may need to apply to the Premises during the Term of this Lease, (b) describes the steps Tenant will take to meet the City’s integrated pest management policy described in Section 39.1 of the Pesticide Ordinance, and (c) identifies, by name, title, address and telephone number, an individual to act as the Tenant’s primary integrated pest management contact person with Agency. In addition, Tenant shall comply with the requirements of Section 39.4 of the Pesticide Ordinance. Nothing shall prevent Tenant, acting through the Agency, from seeking a determination of Exemption from the City’s Commission on the Environment from compliance with certain Portions of the Pesticide Ordinance as provided in Section 39.8 thereof.

10.2 Hazardous Materials Indemnity.

Without limiting the indemnity in Section 12.1, Tenant shall Indemnify the Indemnified Parties from and against any and all Losses which arise out of or relate in any way to any use, Handling, production, transportation, disposal, storage or Release of any Hazardous Materials in or on the Premises at any time during the Term of the Lease and before the surrender of the Premises by Tenant, whether by Tenant, any Subtenants or any other Person (other than Agency and its Agents and Invitees) directly or indirectly arising out of (A) the Handling, transportation or Release of Hazardous Materials by Tenant, its Agents, Invitees or any Subtenants or any Person on or about the Premises (other than Agency and its Agents and Invitees), (B) any failure by Tenant, its Agents, Invitees or Subtenants (other than Agency and its Agents and Invitees) to comply with Hazardous Materials Laws, or (C) any failure by Tenant to comply with the obligations contained in Section 12.1. All such Losses within the scope of this Section shall constitute Additional Rent owing from Tenant to Agency hereunder and shall be due and payable from time to time immediately upon Agency’s request, as incurred. Tenant understands and agrees that its liability to the Indemnified Parties shall arise upon the earlier to occur of (a) discovery of any such Hazardous Materials on, under or about the Premises or the discovery of the disturbance or exacerbation of the pre-existing condition, or (b) the institution of any Hazardous Materials Claim with respect to such Hazardous Materials, and not upon the realization of loss or damage. Notwithstanding the foregoing, Tenant’s indemnity hereunder with respect to any and all Losses occurring from activities on the Access Easement and arising out of the acts or omissions described in (A)-(C) of this Section 10.2 (i) shall be limited to Losses arising directly or indirectly from the wrongful acts or negligent omissions of Tenant or any of its Agents or Subtenants (but not acts or omissions of Invitees to the extent not related to acts or omissions of Tenant or any of its Agents or Subtenants) and (ii) shall except and exclude any Losses arising from Hazardous Materials located in, on or under the Premises prior to the Effective Date of this Lease except to the extent that Tenant or its Agents disturbs or exacerbates such pre-existing conditions or to the extent that the Handling or Remediation of such preexisting Hazardous Materials is required by Regulatory Agencies having jurisdiction as a result of activities or uses of the Premises permitted or conducted by Tenant, its Subtenants, Agents or Invitees.

ARTICLE 11. INSURANCE.

11.1 Required Types and Amounts of Insurance Coverage.

(a) Required Insurance. To the extent not already maintained by Tenant pursuant to the DDA, Tenant shall, at no cost to Agency, obtain, maintain and cause to be in effect at all times from the Commencement Date to the later of (i) the last day of the Term, or (ii) the last day Tenant (A) is in possession of the

Premises or (B) has the right of possession of the Premises (except as otherwise specified in this Section 11.1(a)), the types, including, without limitation, environmental insurance, and amounts of insurance as more particularly set forth in Exhibit F attached hereto and such other insurance as is reasonably requested by Agency’s Risk Manager to the extent such insurance is customary against claims for injuries to persons or damage to property that may arise from or in connection with the Required Services by Tenant, its representatives, agents, employees, consultants, contractors, subcontractors or joint venture partners, if any. Any deductibles with respect to the above insurance policies shall be as set forth in Exhibit F.

(b) General Requirements. All insurance provided for pursuant to this Article:

(i) Shall be carried under a valid and enforceable policy or policies issued by insurers of recognized responsibility that are rated Best A—:VI or better (or a comparable successor rating) and legally authorized to sell such insurance within the State of California; and

(ii) As to property insurance shall name the Agency as loss payee as its interest may appear, and as to both property and general liability insurance shall name as additional insureds the following: “THE CITY AND COUNTY OF SAN FRANCISCO AND THE SAN FRANCISCO REDEVELOPMENT AGENCY AND THEIR OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.”

(c) Certificates of Insurance; Right of Agency to Maintain Insurance. Tenant shall furnish Agency certificates with respect to the policies required under this Article, and, upon Agency’s request, shall also provide Agency with copies of each such policy or shall otherwise make such policy available to Agency for its review and evidence of payment of premiums, within thirty (30) days after the Commencement Date and, with respect to renewal policies, at least ten (10) business days prior to the expiration date of each such policy. If at any time Tenant fails to maintain the insurance required pursuant to Section 11.1, or fails to deliver certificates or policies as required pursuant to this Section, then, upon five (5) business days’ written notice to Tenant, Agency may obtain and cause to be maintained in effect such insurance by taking out policies with companies satisfactory to Agency. Within ten (10) business days following demand, Tenant shall reimburse Agency for all amounts so paid by Agency, together with all costs and expenses in connection therewith and interest thereon at the Default Rate.

(d) Insurance of Others. If Tenant requires liability insurance policies to be maintained by Subtenants, contractors, subcontractors or others in connection with their use or occupancy of, or their activities on, the Premises, Tenant shall require that such policies include Tenant and Agency as additional insureds, as their respective interests may appear.

11.2 Agency Entitled to Participate.

With respect to property insurance, Agency shall be entitled to participate in and consent to any settlement, compromise or agreement with respect to any claim for any loss in excess of

Five Million and No/100 Dollars ($5,000,000.00) covered by the insurance required to be carried hereunder; provided, however, that (i) Agency’s consent shall not be unreasonably withheld, and (ii) no consent of Agency shall be required in connection with any such settlement, compromise or agreement concerning damage to all or any portion of the Improvements if Tenant shall have agreed in writing to commence and complete Restoration.

ARTICLE 12. INDEMNIFICATION OF AGENCY.

12.1 Indemnification of Agency.

Tenant agrees to and shall Indemnify the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any such Indemnified Party, the Premises or Agency’s interest therein, in connection with the occurrence or existence of any of the following: (i) any accident, injury to or death of Persons or loss of or damage to property occurring on the Premises, or any parts thereof; (ii) any accident, injury to or death of Persons or loss or damage to property occurring on the Premises which is caused directly or indirectly by Tenant or any of its Agents, Invitees, or Subtenants; (iii) any accident, injury or death of Persons or loss or damage to property occurring on the Access Easement which is caused directly or indirectly by Tenant or any of its Agents or Subtenants, or any use, possession, occupation, operation, maintenance, or management of the Access Easement by Tenant or any of its Agents or Subtenants; (iv) any use, possession, occupation, operation, maintenance, or management of the Premises or any part thereof by Tenant or any of its Agents, Invitees, or Subtenants; (v) any latent, design, construction or structural defect arising as a result of the Improvements or any subsequent Improvements constructed by or on behalf of Tenant, and any other matters relating to the condition of the Premises, or the Access Easement caused by Tenant or any of its Agents, or Subtenants; (vi) any failure on the part of Tenant or its Agents or Subtenants, as applicable, to perform or comply with any of the terms of this Lease or with applicable Laws, rules or regulations, or permits; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises, or any part thereof by Tenant or any of its Agents or Subtenants; (viii) any civil rights actions or other legal actions or suits initiated by any user or occupant of the Premises, or the Access Easement to the extent it relates to such use or occupancy, in each of the foregoing instances, except (as to any particular Indemnified Party) to the extent caused by the willful misconduct or active negligence of that Indemnified Party. If any action, suit or proceeding is brought against any Indemnified Party by reason of any occurrence for which Tenant is obliged to Indemnify such Indemnified Party, such Indemnified Party will notify Tenant of such action, suit or proceeding. Tenant may, and upon the request of such Indemnified Party will, at Tenant’s sole expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Tenant and reasonably approved by such Indemnified Party in writing.

12.2 Immediate Obligation to Defend.

Tenant specifically acknowledges that it has an immediate and independent obligation to defend the Indemnified Parties from any claim which is actually or potentially within the scope of the indemnity provision of Section 12.1 or any other indemnity provision under this Lease, even if such allegation is or may be groundless, fraudulent or false, and such obligation arises at the time such claim is tendered to Tenant by an Indemnified Party and continues at all times thereafter; provided, however, that in the event of a final judgment or arbitration decision determining that all or a portion of the claim fell outside the scope of the indemnity, the Agency shall reimburse Tenant for that portion of costs, fees and expenses expended by Tenant hereunder that was determined to be outside the scope of this indemnity.

12.3 Not Limited by Insurance.

The insurance requirements and other provisions of this Lease shall not limit Tenant’s indemnification obligations under Section 12.1 or any other indemnification provision of this Lease.

12.4 Survival.

Tenant’s obligations under this Article 12 and any other indemnity in this Lease shall survive the expiration or sooner termination of this Lease.

12.5 Other Obligations.

The agreements to Indemnify set forth in Article 12 and elsewhere in this Lease are in addition to, and in no way shall be construed to limit or replace, any other obligations or liabilities which Tenant may have to Agency in this Lease, at common law or otherwise.

12.6 Defense.

Tenant shall, at its option but subject to the reasonable consent and approval of Agency, be entitled to control the defense, compromise, or settlement of any such matter through counsel of Tenant’s own choice; provided, however, in all cases Agency shall be entitled to participate in such defense, compromise, or settlement at its own expense. If Tenant shall fail, however, in Agency’s reasonable judgment, within a reasonable time following notice from Agency alleging such failure, to take reasonable and appropriate action to defend, compromise, or settle such suit or claim, Agency shall have the right promptly to use the Agency’s General Counsel or hire outside counsel, at Tenant’s sole expense, to carry out such defense, compromise, or settlement, which expense shall be due and payable to Agency thirty (30) days after receipt by Tenant of an invoice therefor.

12.7 Release of Claims Against Agency.

Tenant, as a material part of the consideration of this Lease, hereby waives and releases any and all claims against the Indemnified Parties from any Losses, including damages to goods, wares, goodwill, merchandise, equipment or business opportunities and by Persons in, upon or about the Premises for any cause arising at any time, including, without limitation, all claims arising from the joint or concurrent negligence of Agency or the other Indemnified Parties, but excluding any active negligence or willful misconduct of the Indemnified Parties, or claims for which Agency has otherwise agreed to indemnify Tenant hereunder, and further excluding any claims, demands, or causes of action Tenant may now or hereafter have against the Agency for rights of contribution or equitable indemnity under applicable Laws arising from third party claims, including those arising under any leases at the Premises, relating to the period prior to the Effective Date of this Lease to the extent not otherwise released by Tenant under the ENA.

ARTICLE 13. DAMAGE OR DESTRUCTION.

13.1 General; Notice; Waiver.

(a) General. If at any time during the Term any damage or destruction occurs to all or any portion of the Premises, including the Improvements thereon, and including, but not limited to, any Significant Damage and Destruction, the rights and obligations of the Parties shall be as set forth in this Article.

(b) Notice. If there is any damage to or destruction of the Premises or of the Improvements thereon or any part thereof, which could materially impair use or operation of any Portions of the Improvements for their intended purposes for a period of thirty (30) days or longer, or Tenant shall promptly, but not more than ten (10) days after the occurrence of any such damage or destruction, give written notice thereof to Agency describing with as much specificity as is reasonable, given the ten-day time constraint, the nature and extent of such damage or destruction; provided, however, that Tenant shall provide Agency with a supplemental and more detailed written report describing such matters with specificity within thirty (30) days after the occurrence of the damage or destruction.

(c) Waiver. The Parties intend that this Lease fully govern all of their rights and obligations in the event of any damage or destruction of the Premises. Accordingly, Agency and Tenant each hereby waive the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, as such sections may from time to time be amended, replaced, or restated.

13.2 Rent after Damage or Destruction.

If there is any damage to or destruction of the Premises, including the Improvements thereon, this Lease shall not terminate. In the event of any damage or destruction to the Improvements that does not result in a termination of this Lease, and at all times before completion of Restoration, Tenant shall pay to Agency all Rent at the times and in the manner described in this Lease.

13.3 Tenant’s Obligation/Election to Restore.

Subject to Tenant’s right to not Restore the Artists’ Spaces pursuant to Section 13.4, if all or any portion of the Improvements that comprise the Artists’ Spaces are damaged or destroyed, Tenant shall Restore such Improvements in accordance with the terms of this Section. If all or any portion of the other Improvements are damaged or destroyed, Tenant shall have the right (but shall not be obligated) to convert such Improvements from Active Premises to Passive Premises pursuant to Section 1.1(c) hereof and such election shall not terminate this Lease. In the event that Tenant is required to (with respect to the Artists’ Spaces) or elects (with respect to the remainder of the Premises) to maintain the Improvements as Active Premises and to Restore the damage or destruction to the Premises, Tenant shall, subject to Section 13.4 hereof, within a reasonable period of time (allowing for securing necessary Regulatory Approvals), commence and diligently, subject to Force Majeure, Restore the Improvements to the condition they were in immediately before such damage or destruction, to the extent possible in accordance with then applicable Laws (including, but not limited to, any required code upgrades), without regard to the amount or availability of insurance proceeds. All Restoration performed by Tenant shall be in accordance with the mutually agreeable construction procedures and shall be without cost to Agency. If insurance proceeds are available for such Restoration and Tenant is obligated or elects under this Section 13.3 to Restore, or elects to Restore in accordance with the provisions of Section 13.4, then Tenant shall have the sole right to negotiate an insurance settlement for claims of Three Million Dollars ($3,000,000.00) or less, provided however, that Tenant shall use commercially reasonable efforts to insure that such settlement does not materially interfere with or delay Tenant’s obligation and ability to pay Rent to Agency or otherwise meet its obligations hereunder. Agency and Tenant shall have the right to participate jointly in the settlement or compromise of any insurance claims in excess of Three Million Dollars ($3,000,000.00).

13.4 Significant Damage and Destruction or Uninsured Casualty.

(a) Tenant’s Election to Restore or Convert Premises.

(i) Uninsured Casualty. If an Uninsured Casualty occurs at any time during the Term, then at the time Tenant provides Agency with the ninety (90) day report described in Section 13.1(b) above, Tenant shall also provide Agency with written notice (the “Casualty Notice”) either (1) electing to commence and complete Restoration of the Improvements; or (2) electing to convert that portion of the Premises from Active to Passive Premises or to have Passive Premises remain Passive Premises. For purposes hereof, “Uninsured Casualty” will mean either (i) if such event of damage of destruction is not required to be covered by insurance as set forth in Section 11.1(a)(ii), an event of damage or destruction occurring at any time during the Term for which the costs of Restoration (including the cost of any required code upgrades) exceeds Five Hundred Thousand and No/100 Dollars ($500,000.00), as Indexed, or (ii) if such damage or destruction is required to be covered by insurance under Section 11.1(a)(ii), an event of damage or destruction occurring at any time during the Term for which the costs of Restoration (including the cost of any required code upgrades) will exceed the net proceeds of any insurance payable under the policies of insurance that Tenant is required to carry under Article 11 hereof (or which would have been payable but for Tenant’s default in its obligation to maintain such insurance) by more than Five Hundred Thousand and No/100 Dollars, plus the amount of any applicable policy deductible (except in the case of damage or destruction caused by earthquake or flood, the amount of the policy deductible shall be deemed to be the lesser of the amount of the policy deductible under Tenant’s property insurance policy maintained under Section 11.1(a)(ii) hereof as of the date of casualty, or the actual amount of the policy deductible). Tenant shall provide Agency with the Casualty Notice no later than the earlier to occur of the date that is ninety (90) days following the occurrence of such Significant Damage or Destruction or Uninsured Casualty. Except in the case of Uninsured Casualty, as a condition to making such election, Tenant shall pay or cause to be paid to Agency the proceeds of the rental interruption or business interruption insurance required hereunder arising out of or in connection with the casualty causing such Significant Damage or Destruction to the extent attributable to the Percentage Rent payable to Agency under this Lease for the duration of such event of Significant Damage or Destruction.

(ii) Other Circumstances Allowing Conversion. Notwithstanding the foregoing or subsequent provisions of this Article 13, Tenant shall not be required to Restore the Improvements and may elect to convert the Active Premises to Passive Premises in accordance with this Article 13 if the then existing Laws would not allow Tenant to Restore the Improvements. If Tenant elects to convert based on either of the immediately foregoing determinations and Agency reasonably disputes Tenant’s determination, Agency may submit the matter to arbitration, as set forth in Section 19.5 hereof (except that the estimators or arbitrators used for this purpose shall have at least ten (10) years’ experience in major construction projects and commercial real estate projects in San Francisco).

13.5 Tenant’s Election Not to Restore.

(a) In the event that Tenant elects not to Restore such Improvements pursuant to the terms of this Lease, and where not already Passive Premises, to convert such Improvements from Active Premises to Passive Premises, Tenant shall do all of the following:

(i) state, in Tenant’s election to convert described in Section 13.4(a), the cost of Restoration, and the amount by which the cost of Restoration plus the amount of any applicable policy deductible (subject to the limitations on the policy deductible for damage or destruction caused by earthquake or flood as set forth in Section 13.4(a)(i) above) exceeds insurance proceeds payable (or those insurance proceeds which would have been payable but for Tenant’s default in its obligation to maintain insurance required to be maintained hereunder);

(ii) shall pay or cause to be paid the following amounts from casualty insurance proceeds upon the later of making the election to convert Premises or promptly following receipt of such proceeds in the following order of priority:

(A) first, to Agency (or Tenant, if such work is performed by, or on account of, Tenant at its cost) for the actual costs incurred for any work required to alleviate any conditions caused by such event of damage or destruction that could cause an immediate or imminent threat to the public safety and welfare or damage to the environment, including without limitation, any demolition or hauling of rubble or debris;

(B) second, to Agency, which portions is an amount equal to all accrued and unpaid Minimum Rent owed by Tenant to Agency under this Lease as of the date of the occurrence of the event of damage or destruction;

(C) third, to Agency in the amount owed to Agency, if any, by Tenant on account of Tenant’s obligations hereunder as of the date of the event of damage or destruction not otherwise paid to Agency under 13.5(a)(ii)(B);

(D) fourth, to any holder of a mortgage or deed of trust permitted hereunder; and

(E) fifth, the balance to Tenant.

(iii) terminate all Subleases relating to, and cause all Subtenants to vacate, any Subleased Premises that Tenant elects not to Restore; and

(iv) perform all Baseline Services that Agency determines are necessary to secure and make the converted Premises safe from “attractive nuisance” liability.

(b) Agency’s Election to Recapture Space Upon Notice of Conversion of Premises. Notwithstanding the foregoing, if Tenant elects to convert Artists’ Spaces from Active Premises to Passive Premises solely due to an Uninsured Casualty under circumstances permitted by Section 13.4(a) then Agency may, by notice in writing given to Tenant within sixty (60) days after Tenant’s Casualty Notice, elect to delete such Artists’ Spaces from the Premises leased to Tenant hereunder.

13.6 No Release of Tenant’s Obligations.

No damage to or destruction of the Premises or Improvements or any part thereof for fire or any other cause shall permit Tenant to surrender this Lease or relieve Tenant from any obligations, including, but not limited to, the obligation to pay Rent, except as otherwise expressly provided herein.

ARTICLE 14. CONDEMNATION.

14.1 General; Notice; Waiver.

(a) General. If, at any time during the Term, there is any Condemnation of all or any part of the Premises, including any of the Improvements, the rights and obligations of the Parties shall be determined pursuant to this Article 14.

(b) Notice. In case of the commencement of any proceedings or negotiations which might result in a Condemnation of all or any portion of the Premises during the Term, the Party learning of such proceedings shall promptly give written notice of such proceedings or negotiations to the other Party. Such notice shall describe with as much specificity as is reasonable, the nature and extent of such Condemnation or the nature of such proceedings or negotiations and of the Condemnation which might result therefrom, as the case may be.

(c) Waiver. Except as otherwise provided in this Article 14, the Parties intend that the provisions of this Lease shall govern their respective rights and obligations in the event of a Condemnation. Accordingly, but without limiting any right to convert Premises given Tenant in this Article 14, Tenant waives any right to terminate this Lease upon the occurrence of a Partial Condemnation under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, as such section may from time to time be amended, replaced or restated.

14.2 Total Condemnation.

If there is a Condemnation of the entire Premises or Tenant’s leasehold interest therein (a “Total Condemnation”), this Lease shall terminate as of the Condemnation Date.

14.3 Substantial Condemnation, Partial Condemnation.

If there is a Condemnation of any portion but less than all of the Premises, the rights and obligations of the Parties shall be as follows:

(a) Substantial Condemnation. If there is a Substantial Condemnation of a portion of the Premises, this Lease shall terminate, at Agency’s or Tenant’s option, as of the Condemnation Date, as further provided below. For purposes of this Article 14, a Condemnation of (i) less than the entire Premises, or (ii) property located outside the Premises that substantially and materially eliminates access to the Premises where no alternative access can be constructed or made available, shall be a Substantial Condemnation, and this Lease shall terminate (which shall be exercised, if at all, at any time within ninety (90) days after the Condemnation Date by delivering written notice of termination to the other Party) if a Party reasonably determines that such Condemnation renders the Premises untenantable, unsuitable or economically infeasible for its intended use consistent with this Lease.

In the event the condition rendering the Premises, unsuitable, untenantable, or economically unfeasible for its intended use consistent with this Lease can be cured by the performance of Restoration, Agency and Tenant agree to meet and confer for the purpose of reaching an agreement with respect to such Restoration and any other related issues which may be necessary or appropriate for resolution in connection with such work and the payment for such work. If no satisfactory agreement is reached within the 90-day period prescribed in this paragraph, such Condemnation shall be deemed a Substantial Condemnation.

(b) Partial Condemnation. If there is a Condemnation of any portion of the Premises which does not result in a termination of this Lease under Section 14.2 or Section 14.3(a) (a “Partial Condemnation”), this Lease shall terminate only as to the portion of the Premises taken in such Partial Condemnation, effective as of the Condemnation Date. In the case of a Partial Condemnation, or in the case of a Substantial Condemnation which does not result in a termination of this Lease, the Minimum Rent for the remainder of the Premises shall be adjusted in an equitable amount to reflect the diminution in value of the remaining portion of the Premises as of the Condemnation Date. Such Minimum Rent adjustment shall be separately computed with respect to (i) the temporary period during which any necessary Restoration will be performed; and (ii) the period following completion of any necessary Restoration. The Parties shall first negotiate in good faith in an attempt to determine by agreement the appropriate adjustment. If the Parties do not reach agreement within thirty (30) days following the Condemnation Date, the adjustment(s) shall be arbitrated, at the election of either Party, pursuant to Section 19.5 hereof (except that the estimators or arbitrators used for this purpose shall have at least ten (10) years experience in major construction projects and commercial real estate projects in San Francisco), and thereafter, either Party may elect to submit the final determination thereof to the same court of law that establishes the Condemnation Award. In the case of a Partial Condemnation, this Lease shall remain in full force and effect as to the portion of the Premises (or of Tenant’s Leasehold Estate) remaining immediately after such Condemnation, and Tenant shall promptly commence and complete, subject to events of Force Majeure, any necessary Restoration of the remaining portion of the Premises, at no cost to

Agency. Subject to the foregoing, any such Restoration shall be performed as the Parties shall reasonably agree.

14.4 Condemnation Awards.

Except as provided in Section 14.1(a) and in Sections 14.5 and 14.6, Condemnation Awards and other payments to either Agency or Tenant, less costs, fees and expenses of either Agency or Tenant (including, without limitation, reasonable Attorneys’ Fees and Costs) incurred in the collection thereof (“Net Awards and Payments”) shall be allocated between Agency and Tenant as follows:

(a) In the event of a Partial Condemnation, first, to pay costs of Restoration incurred by Tenant, in which case, the portion of the Net Awards and Payments allocable to Restoration shall be payable to Tenant.

(b) Second, to the Agency for the value of the Premises (including the Property);

(c) Notwithstanding anything to the contrary set forth above, any portion of the Net Awards and Payments which has been specifically designated by the condemning authority or in the judgment of any court to be payable to Tenant for relocation, personal property or goodwill shall be paid to Tenant, as applicable, as so designated by the condemning authority or judgment.

14.5 Temporary Condemnation.

If there is a Condemnation of all or any portion of the Premises for a temporary period lasting less than the remaining Term of this Lease, other than in connection with a Substantial Condemnation or a Partial Condemnation of a portion of the Premises for the remainder of the Term, this Lease shall remain in full force and effect, there shall be no abatement of Rent, and the entire Condemnation Award shall be payable to Tenant.

14.6 Relocation Benefits. Personal Property.

Notwithstanding Section 14.4, Agency shall not be entitled to any portion of any Net Awards and Payments payable in connection with the Condemnation of the Personal Property of Tenant or any of its Subtenants.

ARTICLE 15. ASSIGNMENT AND SUBLETTING.

15.1 Assignment.

(a) Prohibited Without Consent of Agency. Tenant, its successors and permitted assigns shall not (i) suffer or permit any Significant Change to occur, or (ii) transfer or assign any interest in this Lease either voluntarily or by operation of law, without the prior written consent of Agency, which consent may be withheld by Agency in its sole discretion. In the event of a breach of this provision, this Lease will terminate immediately without necessity of notice or other action and the Agency shall have full and immediate rights of re-entry and possession of the Premises.

(b) Conditions. Any transfer of the Lease described in Subsection (a) is further subject to the satisfaction of the following conditions precedent, each of which is hereby agreed to be reasonable as of the date hereof:

(i) any proposed transferee, by instrument in writing, for itself and its successors and assigns, and expressly for the benefit of Agency, must expressly assume all of the obligations of Tenant under this Lease, and any other agreements or documents entered into by and between Agency and Tenant relating to the Premises or the Project Area, and must agree to be subject to all of the conditions and restrictions to which Tenant is subject. It is the intent of this Lease, to the fullest extent permitted by Law and equity and excepting only in the manner and to the extent specifically provided otherwise in this Lease, that no transfer of this Lease, or any interest therein, however consummated or occurring, and whether voluntary or involuntary, may operate, legally or practically, to deprive or limit Agency of or with respect to any rights or remedies or controls provided in or resulting from this Lease with respect to the Premises and the construction of the Improvements that Agency would have had, had there been no such transfer or change;

(ii) all instruments and other legal documents involved in effecting the transfer shall have been submitted to Agency for review, including the agreement of sale, transfer, or equivalent, and Agency shall have approved such documents which approval may be withheld or delayed in Agency’s sole and absolute discretion;

(iii) Tenant shall have complied with the provisions of Subsection (d) of this Section 15.1;

(iv) there shall be no Event of Default or Unmatured Event of Default on the part of Tenant under this Lease or any of the other documents or obligations to be assigned to the proposed transferee, or if not cured, Tenant or the proposed transferee have made provisions to cure of the Event of Default, which provisions are satisfactory to Agency in its sole discretion;

(v) the proposed transferee (A) has demonstrated to Agency’s reasonable satisfaction that it is capable, financially and otherwise, of performing each of Tenant’s obligations under this Lease and any other documents to be assigned, and (B) is subject to the jurisdiction of the courts of the State of California;

(vi) the proposed transfer is not in connection with any security, bond or certificates of participation financing as determined by Agency in its sole discretion; and

(vii) Tenant deposits sufficient funds to reimburse Agency for its reasonable legal expenses to review the proposed assignment.

(c) Delivery of Executed Assignment. No assignment of any interest in this Lease made with Agency’s consent, or as herein otherwise permitted, will be effective unless and until there has been delivered to Agency, within thirty (30) days after Tenant entered into such assignment, an executed counterpart of such assignment containing an agreement, in recordable form, executed by Tenant and the transferee, wherein and whereby such transferee assumes performance of all of the obligations on the assignor’s part to be performed under this Lease and the other assigned documents to and including the end of the Term unless released (provided, however, that the failure of any transferee to assume this Lease, or to assume one or more of Tenant’s obligations under this Lease, will not relieve such transferee from such obligations or limit Agency’s rights or remedies under this Lease or under applicable Law). The form of such instrument of assignment shall be subject to Agency’s approval, which approval may be withheld or delayed in Agency’s sole and absolute discretion.

(d) No Release of Tenant’s Liability or Waiver by Virtue of Consent. The consent by Agency to an assignment hereunder is not in any way to be construed to (i) from and after the date of such assignment, relieve Tenant of any liability arising out of or with regard to the performance of any covenants or obligations to be performed by Tenant hereunder before the date of such assignment, or (ii) relieve any transferee of Tenant from its obligation to obtain the express consent in writing of Agency to any further assignment or to any Significant Change.

(e) Notice of Significant Changes: Reports to Agency. Tenant must promptly notify Agency of any and all Significant Changes. At such time or times as Agency may reasonably request, Tenant must furnish Agency with a statement, certified as true and correct by an officer of Tenant, setting forth all of the constituent members of Tenant and the extent of their respective holdings, and in the event any other Persons have a beneficial interest in Tenant, their names and the extent of such interest.

(f) Determination of Whether Consent is Required. At any time Tenant may submit a request to Agency for the approval of the terms of an assignment, transfer, sublease or encumbrance of this Lease or of a Significant Change (all of the foregoing being collectively referred to herein as a “proposed transfer”) or for a decision by Agency as to whether in its opinion a proposed transfer requires Agency consent under the provisions of this Article 15. Within thirty (30) days of the making of such a request and the furnishing by Tenant to Agency of all documents and instruments with respect thereto as shall be requested by Agency, Agency must notify Tenant in writing of Agency’s approval or disapproval of the proposed transfer or of Agency’s determination that the proposed transfer does not require Agency’s consent. If Agency disapproves the proposed transfer, or determines that it requires the consent of Agency, as applicable, it must specify in writing the grounds for its disapproval, its reason that consent is required, or both, as applicable.

(g) Scope of Prohibitions on Assignment. The prohibitions provided in this Section 16.1 will not be deemed to prevent the granting of Subleases so long as such subletting is done in accordance with Section 16.3.

15.2 Assignment of Rents.

Tenant hereby assigns to Agency all rents and other payments of any kind, due or to become due from any or present or future Subtenant as security for Tenant’s obligations hereunder prior to actual receipt thereof by Tenant.

15.3 Subletting by Tenant.

(a) Subject to this Section 15.3, the conditions and provisions of which are hereby agreed to be reasonable as of the date hereof, Tenant may sublet any portion of the Premises (the “Subleased Premises”) within the Permitted Subleasing Area for a term of not to exceed one (1) year in the aggregate and by a written Sublease in a form reasonably acceptable to the Agency without the necessity of obtaining the prior consent of Agency, to such Persons and upon such terms and conditions which are consistent with the provisions of this Lease as Tenant may deem to be fit and proper.

(b) Notwithstanding the foregoing,

(i) Tenant shall not (without first obtaining the prior written consent of Agency’s Executive Director which may be withheld or delayed in the Executive Director’s sole and absolute discretion) sublet any portion of the Permitted Subleasing Area that would, in (A) exceed a term of one (1) year, (B) increase materially the cost of providing City services to the Project Area, or (C) exceed the Term of this Lease.

(ii) The prior written consent of the Agency Commission (which may be withheld or delayed in its sole and absolute discretion) shall also be required as a condition to Agency’s approval of Tenant’s Sublease of any portion of the Premises that would (A) exceed a term of five (5) years, or (B) include any portion of the Premises located outside the Permitted Subleasing Area.

(c) Notwithstanding the foregoing, Subtenants need not be obligated for Restoration so long as Tenant, or its permitted successors and assigns hereunder, in its capacity as the landlord under each such Sublease, has the right, subject only to reasonable limitations, to terminate the Sublease if the Subtenant does not Restore or, if Tenant has the obligation to Restore the Subtenant Space, Tenant elects not to Restore, and, provided further that Space Subtenants need not be obligated for any obligations not related to the Subleased Spaces, or to undertake any obligations with respect to the Subleased Space that is Tenant’s obligation under such Sublease. In no event may the term of any such Sublease extend beyond the Term of this Lease without the prior written consent of Agency, provided, further, that upon expiration of the Term, any such Sublease shall become a direct lease with Agency. It shall be reasonable for Agency to withhold its consent to such extended Subleases if Agency determines, in its reasonable discretion, that it will need the applicable sublease space to accommodate the occupancy of the Agency or other City agency, or in furtherance of an Agency planning effort for the Premises to be implemented at the expiration of the Term hereof. All Subleases shall include terms and conditions consistent in all respects with the provisions of this Lease.

(d) The indemnification provided in this Section is in addition to those indemnification obligations of Tenant set forth in Article 12 hereof, and arise due to Tenant’s failure to have entered into Subleases with the tenants of Buildings 101, 110, 808 and 916, as contemplated by the Parties.

As of the Commencement Date of this Lease, the Navy shall have terminated all of its leases on the Premises. As of the Commencement Date of this Lease, Tenant shall assume all the responsibilities of Agency as the owner and landlord of Buildings 101, 110, 808 and 916. Such buildings, together with the land, appurtenant easements and all other real property comprising the premises leased by the occupants thereof pursuant to a lease with the Navy or the Agency, or used by the occupants thereof as if included in the applicable lease with the Navy or the Agency, shall hereinafter be referred to as the “Buildings.” Additionally, Tenant shall indemnify Agency and the other Indemnified Parties as to all Losses that arise on or after the Commencement Date of this Lease with respect to all activities performed, omitted or that occur in connection with the Buildings, the tenants and occupants of the Buildings, together with the employees, contractors, agents, guests and invitees of the tenants or occupants of the Buildings, including, without limitation, the occupation, use, and vacating of such Buildings and any other Losses of any kind arising from Tenant’s failure to have executed Subleases with the tenants of Buildings 101, 110, 808 and 916 as of the Commencement Date. Tenant’s foregoing indemnity shall include the payment by Tenant of all costs and expenses (as determined by Agency in its sole discretion) incurred by Agency or that arise in connection with relocating any occupant(s) of such Buildings, including without limitation all relocation claims made by occupants who have not waived their relocation rights. Agency’s costs will include any associated staff costs whether or not included in the budgeted costs for Phase I. Though Tenant shall endeavor in good faith to enter into Subleases with the current tenants of Buildings 808 and 916, Tenant has no obligation to enter into any Sublease with the current tenants of Buildings 808 and 916, nor is Tenant obligated to ensure the continuing occupancy of Building 808 or Building 916.

15.4 Artists’ Subleases.

Tenant shall not cause any Artists to be relocated from buildings 101 and 110, or from any other Premises on the Shipyard, that are lawfully occupied by Artists pursuant to leases or subleases as of the date of this Agreement (except as set forth in Section 13.4 above) or cause the Artists’ rent for such space to increase. On or before the conveyance by the Navy of the Premises to Agency, the Navy shall terminate all of its leases on the Premises, and Tenant shall (to the extent not otherwise prohibited by law) enter into new Subleases with those artists who were tenants under the leases terminated by the Navy (each an “Artist” and more than one such Artist, collectively, the “Artists”). The new Subleases for the Artists in Buildings 101 and 110, located on Parcel A of the Shipyard, or in any other Premises on the Shipyard that are lawfully occupied by Artists pursuant to leases or subleases as of the date of this Agreement, shall contain the same economic terms and conditions as existed under the corresponding leases or Subleases with or through the Navy. Pursuant to the terms of Subleases entered into prior to Tenant’s commencement of construction on Parcel B that requires the relocation of Artists from Buildings 103 or 104, Tenant will provide space in Parcel A for the Artists in Buildings 103 and 104, located on Parcel B of the Shipyard. Notwithstanding the foregoing provisions of this Section 15.4, all Subleases shall contain provisions that require all Subtenants, including, without limitation, Artists, to waive any and all relocation rights.

15.5 Non-Disturbance of Subtenants, Attornment, Sublease Provisions.

(a) Conditions for Non-Disturbance Agreements. From time to time upon the request of Tenant, Agency shall enter into agreements with Subtenants providing generally, with regard to a given Sublease, that in the event of any termination of this Lease, Agency will not terminate or otherwise disturb the rights of the Subtenant under such Sublease, but will instead honor such Sublease as if such agreement had been entered into directly between Agency and such Subtenant (“Non-Disturbance Agreements”). All Non-Disturbance Agreements shall comply with the provisions of this Section 15.5(a) and of Section 15.5(b). Agency shall provide a Non-Disturbance Agreement to a Subtenant if all of the following conditions are satisfied: (i) the performance by Tenant of its obligations under such Sublease will not cause an Event of Default to occur under this Lease; (ii) the term of the Sublease, including options, does not extend beyond the scheduled Term, unless Agency approves such longer term with the agreement that in such event, such subleases shall become direct lease with the Agency upon the expiration of the Term hereof; (iii) the Sublease contains provisions whereby the Subtenant agrees to comply with applicable provisions of Section 26.1(a) and 26.2; (iv) the Subtenant agrees that in the event this Lease expires, terminates or is canceled during the term of the Sublease, the Subtenant shall attorn to Agency (provided Agency agrees not to disturb the occupancy or other rights of the Subtenant and to be bound by the terms of the Sublease), and the Sublease shall be deemed a direct lease or license agreement between the Subtenant and Agency, except that Agency shall not be liable to the Subtenant for any security deposit or prepaid rent or license fees previously paid by such Subtenant to Tenant unless such deposits are transferred to Agency, except for rent or license fees for the current month, if previously paid; (v) if Tenant is then in default of any of its obligations under this Lease, Agency may condition its agreement to provide a Non-Disturbance Agreement on the cure of such defaults as Agency may specify either in a notice of default given under Section 17.1 or in a notice conditionally approving Tenant’s request for such Non-Disturbance Agreement (and if an Event of Default on the part of Tenant then exists, then Agency may withhold or condition the giving of a Non-Disturbance Agreement), and (vi) the Subtenant shall have delivered to Agency an executed estoppel certificate, in a form reasonably acceptable to Agency, certifying: (A) that the Sublease, including all amendments, is attached thereto and is unmodified, except for such attached amendments, and is in full force and effect, as so amended, or if such Sublease is not in full force and effect, so stating, (B) the dates, if any, to which any rent and other sums payable thereunder have been paid, and (C) that the Subtenant is not aware of any defaults which have not been cured, except as to defaults specified in said certificate. In addition, with respect to Subleases of more than ten thousand (10,000) square feet or having a term of more than ten (10) years (including options to extend the term), or any Subleases with an Affiliate of Tenant regardless of the size of the Subleased Premises or the length of the term, Agency may condition its consent on its reasonable approval of the form and material business terms of the Sublease in light of market conditions existing at the time such Sublease is entered into. Notwithstanding the foregoing sentence, if any such Sublease or an option to extend included therein, includes an adjustment of rent based on a fair rental value reappraisal, Agency shall not withhold its consent to entering into a Non-Disturbance Agreement based on the rental terms of the Sublease. Agency shall not be required to enter into a Non- Disturbance Agreement with respect to any period beyond the scheduled expiration of the Term hereof. Agency shall respond to any request for a Non-Disturbance Agreement within thirty (30) days after receipt of a true and complete copy of the relevant Sublease in the form to be executed, and all relevant information requested by Agency. Such relevant information shall include reasonable financial information establishing the ability of the proposed Subtenant to perform its contemplated obligations under such Sublease, and relevant information concerning the business character and reputation of the proposed Subtenant. Agency agrees to cooperate, to the extent it is legally permitted to do so, in protecting the confidentiality of personal or financial information relating to any Subtenant. Nothing in this Section 15.5 shall preclude Agency in its sole and absolute discretion from granting non-disturbance to other Subtenants.

(b) Form of Non-Disturbance Agreement. Each Non-Disturbance Agreement shall be in a form and substance agreed upon by Tenant and Agency, not to be unreasonably withheld by either Party. With each request for a Non-Disturbance Agreement, Tenant shall submit a copy of the form, showing any requested interlineations or deletions, and Agency shall approve or disapprove of the requested changes within twenty (20) days after receipt of such changes (such approval not to be unreasonably withheld or conditioned). Any disapproval by Agency shall be in writing, and shall set forth the specific reasons for Agency’s disapproval. Failure by Agency to approve or disapprove of specific interlineations, deletions or other modifications requested by a Subtenant within such twenty (20) day period shall be deemed to be approval of the requested changes (subject to Section 27.1).

ARTICLE 16. AGENCY’S RIGHT TO PERFORM TENANT’S COVENANTS.

16.1 Agency May Perform in Emergency.

Without limiting any other provision of this Lease, and in addition to any other rights or remedies available to Agency for any default on the part of Tenant under this Lease, if Tenant fails to perform any maintenance or repairs required to be performed by Tenant hereunder within the time provided for such performance, which failure gives rise to an emergency which creates an imminent danger to public health or safety, as reasonably determined by Agency, Agency may at its sole option, but shall not be obligated to, perform such obligation for and on behalf of Tenant, provided that, if there is time, Agency first gives Tenant such notice and opportunity to take corrective action as is reasonable under the circumstances. Nothing in this Section shall be deemed to limit Agency’s ability to act in its legislative or regulatory capacity, including the exercise of its police powers, nor to waive any claim on the part of Tenant that any such action on the part of Agency constitutes a Condemnation or an impairment of Tenant’s contract with Agency.

16.2 Agency May Perform Following Tenant’s Failure to Perform.

Without limiting any other provision of this Lease, and in addition to any other rights or remedies available to Agency for any default on the part of Tenant under this Lease, if at any time Tenant fails to pay any sum required to be paid by Tenant pursuant to this Lease to any Person other than Agency (other than any Imposition, with respect to which the provisions of Section 8.3 shall apply), or if Tenant fails to perform any obligation on Tenant’s part to be performed under this Lease, which failure continues without cure following written notice from Agency for a period of thirty (30) days (or, if Section 11.1(c) is applicable, which failure continues for five (5) business days after written notice from Agency), and is not the subject of a contest under Section 8.3, then, Agency may, upon such five (5) business days prior written notice to Tenant, at its sole option, but shall not be obligated to, pay such sum or perform such obligation for and on behalf of Tenant. Notwithstanding the foregoing, however, if within such period Tenant gives notice to Agency that such failure is due to delay caused by Force Majeure, or is the subject of a contest under Section 8.3, or that cure of such failure cannot reasonably be completed within such period, then Agency will not pay such sum or perform such obligation during the continuation of such contest or such Force Majeure delay or extended cure period, as the case may be, for so long thereafter as Tenant continues diligently to prosecute such contest or cure or the resolution of such event of Force Majeure.

16.3 Tenant’s Obligation to Reimburse Agency.

If pursuant to the provisions of Sections 11.1(c), 16.1, or 16.2, Agency pays any sum or performs any obligation required to be paid or performed by Tenant hereunder, Tenant shall reimburse Agency within thirty (30) business days following demand, as Additional Rent, the sum so paid, or the reasonable expense incurred by Agency in performing such obligation, together with interest thereon at the Default Rate, if such payment is not made within such period, computed from the date of Agency’s demand until payment is made. Agency’s rights under this Article 16 shall be in addition to its rights under any other provision of this Lease (including, but not limited to, access to the security deposit required under Section 3.8 of this Lease) or under applicable laws.

ARTICLE 17. EVENTS OF DEFAULT; TERMINATION.

17.1 Events of Default.

The occurrence of any one or more of the following events which remain uncured after the passage of time as set forth pursuant to this Article 17 shall constitute an “Event of Default” under the terms of this Lease:

(a) Tenant fails to pay any Rent to Agency when due, which failure continues for ten (10) days following written notice from Agency (it being understood and agreed that the notice required to be given by Agency under this Section 17.1(a) shall also constitute the notice required under Section 1161 of the California Code of Civil Procedures or its successor, and shall satisfy the requirements that notice be given pursuant to such section); provided, however, Agency shall not be required to give such notice on more than three occasions during any calendar year, and failure to pay any Rent thereafter when due shall be an immediate Event of Default without need for further notice;

(b) Tenant fails, subject to the provisions of Section 27.22, or refuses to provide any of the Required Services;

(c) An Event of Default (as defined in the ENA or DDA) on the part of Tenant, as Tenant, occurs under the ENA and/or DDA (so long as it is in effect) but such Event of Default under this Agreement shall be deemed cured if the Event of Default as defined in the ENA and/or DDA is cured pursuant thereto;

(d) Tenant files a petition for relief, or an order for relief is entered against Tenant, in any case under applicable bankruptcy or insolvency Law, or any comparable Law that is now or hereafter may be in effect, whether for liquidation or reorganization, which proceedings if filed against Tenant are not dismissed or stayed within one hundred twenty (120) days;

(e) A writ of execution is levied on the Leasehold Estate which is not released within one hundred twenty (120) days, or a receiver, trustee or custodian is appointed to take custody of all or any material part of the property of Tenant, which appointment is not dismissed within one hundred twenty (120) days;

(f) Tenant makes a general assignment for the benefit of its creditors;

(g) Tenant abandons the Premises, within the meaning of California Civil Code Section 1951.2 (or its successor), which abandonment is not cured within fifteen (15) days after notice of belief of abandonment from Agency;

(h) Tenant fails to maintain any insurance required to be maintained by Tenant under this Lease, which failure continues without cure for five (5) business days after written notice from Agency, or, if such cure cannot be reasonably completed within such five (5) business day period, if Tenant does not within such five (5) business day period commence such cure, or having so commenced, does not prosecute such cure with diligence and dispatch to completion within a reasonable time thereafter;

(i) Tenant violates any other covenant, or fails to perform any other obligation to be performed by Tenant under this Lease (including, but not limited to, any Mitigation Measures to the extent applicable to the activities performed under this Lease) at the time such performance is due, and such violation or failure continues without cure for more than thirty (30) days after written notice from Agency specifying the nature of such violation or failure, or, if such cure cannot reasonably be completed within such thirty (30)-day period, if Tenant does not within such thirty (30)-day period commence such cure, or having so commenced, does not prosecute such cure with diligence and dispatch to completion within a reasonable time thereafter; or

(j) Tenant suffers or permits an assignment of this Lease or any interest therein to occur in violation of this Lease or suffers or permits a Significant Change to occur in violation of this Lease, which Event of Default is not cured within thirty (30) days by an effective rescission of the assignment or Significant Change or through Agency’s consent, which may be given or withheld in Agency’s sole and absolute discretion; provided, however, that if the assignment, sublease or Significant Change is the result of a willful and knowing action on the part of Tenant to make an assignment, sublease or Significant Change in violation of Section 15.1, the thirty (30) day cure period will not apply.

ARTICLE 18. REMEDIES.

18.1 Agency’s Remedies Generally.

Upon the occurrence and during the continuance of an Event of Default under this Lease (but without obligation on the part of Agency following the occurrence of an Event of Default to accept a cure of such Event of Default other than as required by Law or the terms of this Lease),

Agency shall have all rights and remedies provided in this Lease or available at law or equity; provided, however, notwithstanding anything to the contrary in this Lease, the remedies of Agency for any Event of Default by Tenant under the Equal Opportunity Program, the Prevailing Wage Provisions, or the First Source Hiring program shall be limited to the remedies provided in such exhibits. All of Agency’s rights and remedies shall be cumulative, and except as may be otherwise provided by applicable Law, the exercise of any one or more rights shall not preclude the exercise of any others.

18.2 Right to Terminate Lease.

(a) Damages. Agency may terminate this Lease at any time after the occurrence (and during the continuation) of an Event of a Default by giving written notice of such termination. Termination of this Lease shall thereafter occur on the date set forth in such notice. Acts of maintenance or preservation, and any appointment of a receiver upon Agency’s initiative to protect its interest hereunder shall not in any such instance constitute a termination of Tenant’s right to possession. No act by Agency other than giving notice of termination to Tenant in writing shall terminate this Lease. On termination of this Lease, Agency shall have the right to recover from Tenant all sums allowed under California Civil Code Section 1951.2, including, without limitation, the following:

(i) The worth at the time of the award of the unpaid Rent which had been earned at the time of termination of this Lease;

(ii) The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

(iv) Any other amount necessary to compensate Agency for all detriment proximately caused by the default of Tenant, or which in the ordinary course of things would be likely to result therefrom; and

(v) “The worth at the time of the award”, as used in Section 18.3(a)(i) and (ii) shall be computed by allowing interest at a rate per annum equal to the Default Rate. “The worth at the time of the award”, as used in Section 18.3(a)(iii), shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

(b) Interest. Rent not paid when due shall bear interest from the date due until paid at the Default Rate.

(c) Waiver of Rights to Recover Possession. In the event Agency terminates Tenant’s right to possession of the Premises pursuant to this Section 18.3, Tenant hereby waives any rights to recover or regain possession of the Premises under any rights of redemption to which it may be entitled by or under any present or future Law, including, without limitation, California Code of Civil Procedure Sections 1174 and 1179 or any successor provisions.

(d) No Rights to Assign. Upon the occurrence of an Event of Default, notwithstanding Article 15 Tenant shall have no right to assign its interest in the Premises or this Lease without Agency’s written consent, which may be given or withheld in Agency’s sole and absolute discretion.

18.3 Continuation of Subleases and Other Agreements.

Subject to the terms of any Non-Disturbance Agreements entered into by Agency in accordance with Section 15.5 hereof, Agency shall have the right, at its sole option, to assume any and all Subleases and agreements by Tenant for the maintenance or operation of the Premises. Tenant hereby further covenants that, upon request of Agency following an Event of Default and termination of Tenant’s interest in this Lease, Tenant shall execute, acknowledge and deliver to Agency such further instruments as may be necessary or desirable to vest or confirm or ratify vesting in Agency the then existing Subleases and other agreements then in force, as above specified.

18.4 Agency’s Equitable Relief.

In addition to the other remedies provided in this Lease, Agency shall be entitled at any time after a default or threatened default by Tenant to seek injunctive relief or an order for specific performance, where appropriate to the circumstances of such default. In addition, after the occurrence of an Event of Default, Agency shall be entitled to any other equitable relief which may be appropriate to the circumstances of such Event of Default.

18.5 Nonliability of Tenant’s Members, Partners, Shareholders, Directors, Officers and Employees.

Except with respect to any obligations under the Interim Lease Guarantee, no member, officer, partner, shareholder, director, agent, or employee of Tenant will be personally liable to the Agency, in an Event of Default by Tenant or for any amount which may become due to the Agency or on any obligations under the terms of this Lease, and Agency agrees that except with respect to Agency’s rights under the Interim Lease Guarantee, it will have no recourse with respect to any obligation of Tenant under this Lease, or for any amount which may become due to Agency or any successor or for any obligation or claim based upon this Lease, against such Person.

ARTICLE 19. DEFAULT BY AGENCY; TENANT’S REMEDIES.

19.1 Default by Agency; Tenant’s Exclusive Remedies.

Agency shall be deemed to be in default hereunder only if Agency shall fail to perform or comply with any obligation on its part hereunder and (i) such failure shall continue for more than the time of any cure period provided herein, or, (ii) if no cure period is provided herein, for more than sixty (60) days after written notice thereof from Tenant (provided, that, Agency shall use reasonable efforts to cure such default within a thirty (30) day period), or, (iii) if such default cannot reasonably be cured within such sixty (60)-day period, Agency shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with diligence and dispatch the curing of such default. Upon the occurrence of default by Agency described above, which default substantially and materially interferes with the ability of Tenant to conduct the use on the Premises provided for hereunder, Tenant shall have the exclusive right (a) to offset or deduct only from the Rent becoming due hereunder, the amount of all actual damages incurred by Tenant as a direct result of Agency’s default, pursuant to a final, unappealable judgment in a court of competent jurisdiction for such damages in accordance with applicable Law and the provisions of this Lease, or (b) to seek equitable relief in accordance with applicable Laws and the provisions of this Lease where appropriate and where such relief does not impose personal liability on Agency or its Agents; provided, however, (i) in no event shall Tenant be entitled to offset from all or any portion of the Rent becoming due hereunder or to otherwise recover or obtain from Agency or its Agents any damages (including, without limitation, any consequential, incidental, punitive or other damages proximately arising out of a default by Agency hereunder) or Losses other than Tenant’s actual damages as described in the foregoing clause (a); (ii) Tenant agrees that, notwithstanding anything to the contrary herein or pursuant to any applicable Laws, Tenant’s remedies hereunder shall constitute Tenant’s sole and absolute right and remedy for a default by Agency hereunder, and (iii) Tenant shall have no remedy of self-help.

19.2 No Recourse Beyond Value of Premises Except as Specified.

Tenant agrees that except as otherwise specified in this Section 19.2, Tenant will have no recourse with respect to, and Agency shall not be liable for, any obligation of Agency under this Lease, or for any claim based upon this Lease, except to the extent of the fair market value of Agency’s fee interest in the Premises (as encumbered by this Lease). By Tenant’s execution and delivery hereof and as part of the consideration for Agency’s obligations hereunder Tenant expressly waives all such liability.

19.3 No Recourse Against Specified Persons.

No commissioner, officer or employee of Agency or City will be personally liable to Tenant, or any successor in interest, for any Event of Default by Agency, and Tenant agrees that it will have no recourse with respect to any obligation of Agency under this Lease, or for any amount which may become due Tenant or any successor or for any obligation or claim based upon this Lease, against any such Person.

19.4 Tenant’s Equitable Relief.

In addition to the other remedies provided in this Lease, Tenant shall be entitled at any time after a default or threatened default by Agency to seek injunctive relief or an order for specific performance, where appropriate to the circumstances of such default. In addition, after the occurrence of an Event of Default, Tenant shall be entitled to any other equitable relief which may be appropriate to the circumstances of such Event of Default.

19.5 Arbitration of Certain Matters.

If (a) Agency disapproves, or conditionally approves, any item of Construction, which disapproval, or conditional approval Tenant, acting in good faith, deems to be unreasonable, or (b) if Agency disapproves Tenant’s request to discontinue earthquake or flood insurance based upon commercial unreasonableness in accordance with Section 11.1(a)(ii) hereof, Tenant may submit the matter to arbitration in accordance with the dispute resolution provisions set forth herein. Within twenty (20) business days after delivery of notice invoking the provisions of this Section, each Party shall designate, by written notice to the other Party, a person having at least ten (10) years experience in managing and developing commercial real estate projects in San Francisco, including comparable mixed use retail/office projects. Each such person shall be competent, licensed, qualified by training and experience in the City, disinterested and independent. Within ten (10) days of their appointment, the persons selected by each Party shall choose a third person meeting the foregoing qualifications, or if they cannot agree within such time then either Party, on behalf of both, may request that appointment of an arbitrator be designated by JAMS/Endispute in San Francisco, California, and the other Party shall not raise any questions as to such person’s full power and jurisdiction to entertain the application for and make the appointment. If either Party fails to appoint such person within such twenty (20) day period, the person appointed by the other Party shall be the Arbiter for purposes hereof. For purposes of this section, the arbiter appointed by the two persons selected by the Parties (or, if the other Party fails to appoint such person, then the person appointed by the other Party) shall be referred to as the “Arbiter”.

(i) Each Party initially shall advance 50% of the required arbitration fee. Within fifteen (15) days following written notice to the Arbiter or the appointment of the arbitrator (as the case may be), each Party shall state in writing the reasons it believes that the Agency’s failure to approve the Construction Item or request to discontinue earthquake/flood insurance, as applicable, to be unreasonable, and attach such supporting statements and materials as it shall deem appropriate, and deliver such statement with attachments to the Arbiter and to the other Party. If a Party does not so deliver such statement or if a Party fails to appear at the hearing, the Arbiter may enter a default award against such Party, provided said Party received actual notice of the hearing. In order to obtain a default award, the complaining Party need not first seek or obtain an order to arbitrate the controversy pursuant to Code of Civil Procedure § 1281.2.

(ii) The Arbiter shall issue its opinion within ten (10) business days after his or her receipt of the statements. The unsuccessful Party shall pay the legal fees of the prevailing Party. If the Arbiter refuses to or fails to act within such time, JAMS/Endispute shall appoint a successor arbitrator. The Arbiter’s review and decision shall be limited to whether or not the Agency acted reasonably in disapproving, or conditionally approving, the Construction Item, or if the discontinuance of earthquake/flood insurance is commercially unreasonable, as applicable. Except as otherwise provided, the Arbiter shall have no power to add to, subtract from, disregard, modify or otherwise alter the terms of the this Agreement, or any other agreement between the Agency and Tenant, or to negotiate new agreements or provisions between the Parties. A decision of the Arbiter issued hereunder shall be final and binding upon the Agency and Tenant, unless a Party files a request for judicial relief with a court of competent jurisdiction with respect to the decision within fifteen (15) working days after the issuance of the Arbiter’s decision. If any such claim is timely filed, the petitioning Party shall be entitled to de novo judicial review.

(iii) The losing Party in arbitration shall pay the arbitrator’s fees and related costs of arbitration. Each Party shall pay its own attorneys’ fees provided that fees may be awarded to the prevailing Party if the arbitrator finds that the request was frivolous or that the arbitration action was otherwise instituted or litigated in bad faith. Judgment upon the Arbiter’s decision may be entered in any court of competent jurisdiction.

(iv) California Law, including the California Arbitration Act, Code of Civil Procedure §§ 1280 through 1294.2 shall govern all arbitration proceedings.

ARTICLE 20. LIMITATIONS ON LIABILITY; ESTOPPEL CERTIFICATE.

20.1 Waiver of Consequential Damages.

As a material part of the consideration for this Lease, neither Party shall be liable for, and each Party hereby waives any claims against the other for any consequential damages arising out of any such party’s default.

20.2 Limitation on Parties’ Liability Upon Transfer.

In the event of any transfer of Agency’s or Tenant’s interest in and to the Premises, Agency or Tenant, as the case may be, subject to the provisions hereof, (and in case of any subsequent transfers, the then transferor) will automatically be relieved from and after the date of such transfer of all liability with regard to the performance of any covenants or obligations contained in this Lease thereafter to be performed on the part of Agency or Tenant, as the case may be (or such transferor, as the case may be), but not from liability incurred by Agency or Tenant, as the case may be (or such transferor, as the case may be) on account of covenants or obligations to be performed by Agency or Tenant, as the case may be (or such transferor, as the case may be) hereunder before the date of such transfer; provided, however, that Agency or Tenant, as the case may be (or such subsequent transferor) has transferred to the transferee any funds in Agency’s or Tenant’s possession (or in the possession of such subsequent transferor) in which Agency or Tenant (or such subsequent transferor) has an interest, in trust, for application pursuant to the provisions hereof, and such transferee has assumed all liability for all such funds so received by such transferee from Agency or Tenant as the case may be (or such subsequent transferor).

20.3 Estoppel Certificate by Tenant.

Tenant shall execute, acknowledge and deliver to Agency (or at Agency’s request, to a prospective purchaser or mortgagee of Agency’s interest in the Premises), within fifteen (15) business days after a request, a certificate stating to the best of Tenant’s knowledge after diligent inquiry (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications or, if this Lease is not in full force and effect, so stating), (b) the dates, if any, to which any Rent and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default hereunder which has not been cured, except as to defaults specified in such certificate and (d) any other matter actually known to Tenant, directly related to this Lease and reasonably requested by Agency. In addition, if requested, Tenant shall attach to such certificate a copy of this Lease, and any amendments thereto, and include in such certificate a statement by Tenant that, to the best of its knowledge, such attachment is a true, correct and complete copy of this Lease, as applicable, including all modifications thereto. Any such certificate may be relied upon by any Agency, any successor agency, and any prospective purchaser or mortgagee of the Premises or any part of Agency’s interest therein. Tenant will also use commercially reasonable efforts (including inserting a provision similar to this Section into each Sublease) to cause Subtenants under Subleases to execute, acknowledge and deliver to Agency, within twenty (20) business days after request, an estoppel certificate covering the matters described in clauses (a), (b), (c) and (d) above with respect to such Sublease, but Tenant shall not be in default hereunder for failure of such Subtenants to comply with such provisions, nor shall Tenant be obligated to take any action against such Subtenants for failure to so comply.

ARTICLE 21. NO WAIVER.

21.1 No Waiver by Agency or Tenant.

No failure by Agency or Tenant to insist upon the strict performance of any term of this Lease or to exercise any right, power or remedy consequent upon a breach of any such term, shall be deemed to imply any waiver of any such breach or of any such term unless clearly expressed in writing by the Party against which waiver is being asserted. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the respective rights of Agency or Tenant with respect to any other then existing or subsequent breach.

21.2 No Accord or Satisfaction.

No submission by Tenant or acceptance by Agency of full or partial Rent or other sums during the continuance of any failure by Tenant to perform its obligations hereunder shall waive any of Agency’s rights or remedies hereunder or constitute an accord or satisfaction, whether or not Agency had knowledge of any such failure, except with respect to the Rent so paid. No endorsement or statement on any check or remittance by or for Tenant or in any communication accompanying or relating to such payment shall operate as a compromise or accord or satisfaction unless the same is approved as such in writing by Agency. Agency may accept such check, remittance or payment and retain the proceeds thereof, without prejudice to its rights to recover the balance of any Rent, including any and all Additional Rent, due from Tenant and to pursue any right or remedy provided for or permitted under this Lease or in law or at equity. No payment by Tenant of any amount claimed by Agency to be due as Rent hereunder (including any amount claimed to be due as Additional Rent) shall be deemed to waive any claim which Tenant may be entitled to assert with regard to the making of such payment or the amount thereof, and all such payments shall be without prejudice to any rights Tenant may have with respect thereto, whether or not such payment is identified as having been made “under protest” (or words of similar import).

ARTICLE 22. SURRENDER OF PREMISES; HOLDOVER.

22.1 End of Lease Term.

(a) Conditions of Premises. Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender to Agency the Premises in good order and condition, reasonable wear and tear excepted to the extent the same is consistent with maintenance of the Premises in the condition required. The Premises shall be surrendered with all Improvements, repairs, alterations, additions, substitutions and replacements thereto subject to Section 22.2. Tenant hereby agrees to execute all documents as Agency may deem necessary to evidence or confirm any such other termination.

(b) Subleases. Upon any termination of this Lease, Agency shall have the right to terminate all Subleases hereunder except for those Subleases with respect to which Agency has entered into Non-Disturbance Agreements as provided in Section 15.5, or which Agency has agreed to assume pursuant to Section 15.3 or Section 18.3.

(c) Personal Property. Upon expiration or termination of this Lease, Tenant and all Subtenants shall have the right to remove their respective trade fixtures and other personal property. At Agency’s request, Tenant shall remove, at no cost to Agency, any Personal Property belonging to Tenant which then remains on the Premises (excluding any personal property owned by Subtenants or other Persons). If the removal of such Personal Property causes damage to the Premises, Tenant shall repair such damage, at no cost to Agency.

22.2 Hold Over.

Any holding over by Tenant after the expiration or termination of this Lease shall not constitute a renewal hereof or give Tenant any rights hereunder or in the Premises, except with the written consent of Agency. In any such event, at Agency’s option, Tenant shall be (a) a tenant at sufferance, or (b) a month-to-month tenant at the Minimum Rent in effect at the expiration of the Term Indexed from the date of hold-over.

ARTICLE 23. NOTICES.

23.1 Notices. All notices, demands, consents, and requests which may or are to be given by any Party to the other shall be in writing, except as otherwise provided herein. All notices, demands, consents and requests to be provided hereunder shall be deemed to have been properly given on the date of receipt if served personally on a day that is a business day (or on the next business day if served personally on a day that is not a business day), or, if mailed, on the date that is three days after the date when deposited with the U.S. Postal Service for delivery by United States registered or certified mail, postage prepaid, in either case, addressed as follows:

To Agency:	San Francisco Redevelopment Agency
770 Golden Gate Avenue
San Francisco, CA 94102
Attention: Executive Director
Facsimile: (415)749-2525

with a copy to:	Legal Department
San Francisco Redevelopment Agency

(Reference: Lennar/BVHP)
770 Golden Gate Avenue
San Francisco, CA 94102
Facsimile: (415) 749-2575

To Tenant:	Lennar BVHP Partners
c/o Lennar
49 Stevenson Street, #525
San Francisco CA 94105
Facsimile: (415)995-1778

with a copy to:	Sheppard, Mullin, Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111
Attn: Robert A. Thompson
Facsimile: (415)434-3947

or at such other place or places in the United States as each such Party may from time to time designate by written notice to the other in accordance with the provisions hereof. For convenience of the Parties, copies of notices may also be given by telefacsimile to the facsimile number set forth above or such other number as may be provided from time to time by notice given in the manner required hereunder; however, neither Party may give official or binding notice by telefacsimile.

23.2 Form and Effect of Notice.

Every notice given to a Party or other Person under this Section must state (or shall be accompanied by a cover letter that states):

(a) the Section of this Lease pursuant to which the notice is given and the action or response required, if any;

(b) if applicable, the period of time within which the recipient of the notice must respond thereto; and

(c) if applicable, that the failure to object to the notice within a stated time period will be deemed to be the equivalent of the recipient’s approval of or consent to the subject matter of the notice.

In no event shall a recipient’s approval of or consent to the subject matter of a notice be deemed to have been given by its failure to object thereto if such notice (or the accompanying cover letter) does not comply with the requirements of this Section 23.2.

ARTICLE 24. INSPECTION OF PREMISES BY AGENCY.

24.1 Entry.

Subject to the rights of Subtenants, Tenant shall permit Agency and its Agents to enter the Premises during Normal business hours upon reasonable prior written notice (and at any time in the event of an emergency which poses an imminent danger to public health or safety) for the purpose of (i) inspecting the same for compliance with any of the provisions of this Lease, (ii) performing any work therein that Agency may have a right to perform under Article 16, or (iii) inspecting, sampling, testing and monitoring the Premises or the Improvements or any portion thereof, including buildings, grounds and subsurface areas, as Agency reasonably deems necessary or appropriate for evaluation of Hazardous Materials or other environmental conditions. Nothing herein shall imply any duty upon the part of Agency to perform any work which under any provision of this Lease Tenant may be required to perform, nor to place upon Agency any obligation, or liability, for the care, supervision or repair of the Premises; provided, however. Agency agrees to minimize interference with the activities and tenancies of Tenant, Subtenants and their respective Invitees. If Agency elects to perform work on the Premises pursuant to Article 16, Agency shall not be liable for inconvenience, loss of business or other damage to Tenant by reason of the performance of such work on the Premises, or on account of bringing necessary materials, supplies and equipment into or through the Premises during the course thereof, provided Agency uses reasonable diligence to minimize the interference any such work may cause with the activities of Tenant, its Subtenants, and their respective Invitees.

24.2 Exhibit for Lease.

Subject to the rights of Subtenants, Tenant shall permit Agency and its Agents to enter the Premises during Normal business hours upon reasonable prior written notice (i) to exhibit the same in a reasonable manner in connection with any sale, transfer or other conveyance of Agency’s interest in the Premises, and (ii) during the last six (6) months of the Term, for the purpose of leasing the Premises.

24.3 Notice, Right to Accompany.

Agency agrees to give Tenant reasonable prior notice of Agency’s entering on the Premises except in an emergency for the purposes set forth in Sections 24.1 and 24.2. Such notice shall be not less than forty-eight (48) hours prior notice. Tenant shall have the right to have a representative of Tenant accompany Agency or its Agents on any entry into the Premises. Notwithstanding the foregoing, no notice shall be required for Agency’s entry onto public areas of the Premises during normal business hours unless such entry is for the purposes set forth in Sections 24.1 and 24.2.

24.4 Rights of Subtenants.

Tenant agrees to use commercially reasonable efforts (including efforts to obtain the agreement of each Subtenant (other than Agency) to the inclusion of a provision similar to Section 24.1 in its Sublease) to require each Subtenant to permit Agency to enter its premises for the purposes specified in this Article 24. If Tenant is unable to obtain such agreement after commercially reasonable efforts, Tenant shall use commercially reasonable efforts to include a right of entry for Agency upon terms customary for comparable leases in San Francisco.

ARTICLE 25. REPRESENTATIONS AND WARRANTIES.

25.1 Representations and Warranties of Tenant.

Tenant represents, warrants and covenants to Agency as follows, as of the date hereof and as of the Commencement Date:

(a) Valid Existence; Good Standing. Tenant is a limited liability company duly organized and validly existing under the laws of the State of California. Tenant has the requisite power and authority to own its property and conduct its business as presently conducted. Tenant is in good standing in the State of California.

(b) Authority. Tenant has the requisite power and authority to execute and deliver this Lease and the agreements contemplated hereby and to carry out and perform all of the terms and covenants of this Lease and the agreements contemplated hereby to be performed by Tenant.

(c) No Limitation on Ability to Perform. Neither Tenant’s articles of organization or operating agreement, nor any applicable Law, prohibits Tenant’s entry into this Lease or its performance hereunder. No consent, authorization or approval of, and no notice to or filing with, any governmental authority, regulatory body or other Person is required for the due execution and delivery of this Lease by Tenant and Tenant’s performance hereunder, except for consents, authorizations and approvals which have already been obtained, notices which have already been given and filings which have already been made. Except as may otherwise have been disclosed to Agency in writing, there are no undischarged judgments pending against Tenant, and Tenant has not received notice of the filing of any pending suit or proceedings against Tenant before any court, governmental agency, or arbitrator, which might materially adversely affect the enforceability of this Lease or the business, operations, assets or condition of Tenant.

(d) Valid Execution. The execution and delivery of this Lease and the performance by Tenant hereunder have been duly and validly authorized. When executed and delivered by Agency and Tenant, this Lease will be a legal, valid and binding obligation of Tenant.

(e) Defaults. The execution, delivery and performance of this Lease (i) do not and will not violate or result in a violation of, contravene or conflict with, or constitute a default by Tenant under (A) any agreement, document or instrument to which Tenant is a party or by which Tenant is bound, (B) any Law, statute, ordinance, or regulation applicable to Tenant or its business, or (C) the articles of organization or the operating agreement of Tenant, and (ii) do not result in the creation or imposition of any lien or other encumbrance upon the assets of Tenant, except as contemplated hereby.

(f) Financial Matters. Except to the extent disclosed to Agency in writing, (i) Tenant is not in default under, and has not received notice asserting that it is in default under, any agreement for borrowed money, (ii) Tenant has not filed a petition for relief under any chapter of the U.S. Bankruptcy Code, (iii) there has been no event that has materially adversely affected Tenant’s ability to meet its Lease obligations hereunder, and (iv) to Tenant’s knowledge, no involuntary petition naming Tenant as debtor has been filed under any chapter of the U.S. Bankruptcy Code.

The representations and warranties herein shall survive any termination of this Lease to the extent specified in this Lease.

ARTICLE 26. SPECIAL PROVISIONS.

26.1 Non-Discrimination.

(a) Covenant Not to Discriminate. In the performance of this Lease, Tenant covenants and agrees not to discriminate on the basis of the fact or perception of a person’s race, color, creed, religion, national origin, ancestry, age, sex, sexual orientation, gender identity, domestic partner status, marital status, disability or Acquired Immune Deficiency Syndrome or HIV status (AIDS/HIV status) against any employee of, any City employee working with, or applicant for employment with Tenant, in any of Tenant’s operations within the United States, or against any person seeking accommodations, advantages, facilities, privileges, services, or membership in all business, social, or other establishments or organizations operated by Tenant.

(b) [intentionally left blank]

26.2 Contract Requirements.

(a) Equal Opportunity Program. It is the policy of the City and County of San Francisco to act to give effect to the rights of every inhabitant of the City and County to equal economic, political and educational Opportunity. Pursuant to the policy, Agency and Tenant agree that it is appropriate to include in this Lease Equal Opportunity Program provisions consistent with those set forth in Exhibit A to Attachment 24 to the DDA (the “Equal Opportunity Program”) designed to afford opportunities for minority-owned enterprises, women-owned enterprises, and San Francisco residents, to participate in the operation and use of the Premises.

(b) Nondiscrimination in Benefits. Tenant does not as of the date of this Lease and will not during the Term, in any of its operations in San Francisco or with respect to its operations under this Lease elsewhere within the United States, discriminate in the provision of bereavement leave, family medical leave, health benefits, membership or membership discounts, moving expenses, pension and retirement benefits or travel benefits (collectively “Core Benefits”) as well as any benefits other than the Core Benefits between employees with domestic partners and employees with spouses, and/or between the domestic partners and spouses of such employees, where the domestic partnership has been registered with a governmental entity pursuant to state or local law authorizing such registration, subject to the conditions set forth in the Agency’s Non-Discrimination in Contracts and Benefits Policy, adopted September 9, 1997, as amended February 4, 1998.

26.3 First Source Hiring Ordinance.

As part of the Equal Opportunity Program, Tenant shall comply with requirements for construction workforce hiring, minority- and women-owned businesses, use and occupancy and permanent work force, as well as requirements to promote the employment of qualified economically disadvantaged residents of the City in permanent jobs created in the Premises pursuant to the City’s First Source Hiring Ordinance (Board of Supervisors Ordinance No. 264-98). Tenant shall comply with the “First Consideration for Employment” requirements stated in Attachment 24 to the DDA with respect to the operation and leasing of the Premises. Tenant shall (i) attach and incorporate by reference the relevant provisions of such Attachment 24 in Subleases or other occupancy agreements for the Premises, (ii) make commercially reasonable efforts to enforce such provisions, and (iii) provide the Agency with a direct right of enforcement.

26.4 Compliance with Minimum Compensation Policy and Health Care Accountability Policy.

Tenant agrees, as of the date of this Lease and during the term of this Lease, to comply with the provisions of the Agency’s Minimum Compensation Policy and Health Care Accountability Policy (the “Policies”), adopted by Agency Resolution 164-2001, as such policies may be amended from time to time. Such compliance includes providing all “Covered Employees,” as defined under Section 2.7 of the Policies, a minimum level of compensation and offering health plan benefits to such employees or to make payments to the City’s Department of Public Health, or to participate in a health benefits program developed by the City’s Director of Health.

26.5 Labor Relations.

The following provisions shall apply to any restaurant or hotel facility located on the Premises. The Agency has a significant proprietary interest in the Premises, which the Agency will lease to Tenant. The economic resources to be committed by Agency or made available through Agency assistance may be put at risk by labor/management conflicts. In order to protect its proprietary interests if such conflicts occur, Agency has adopted a Card Check Neutrality Policy, which is consistent with the City’s Employee Signature Authorization Ordinance (San Francisco Administrative Code Section 23.31 through 23.35) (the “Card Check Neutrality Policy”). Accordingly, Tenant agrees as follows:

(a) Tenant acknowledges that Agency’s Card Check Neutrality Policy requires employers of at least fifty (50) employees in hotel and restaurant uses (jointly “Hotel/Restaurant Operator”) to comply with the requirements of such Card Check Neutrality Policy to the extent applicable to hotel and restaurant uses in or on the Premises; provided, however, that the failure of any such Hotel/Restaurant Operator to comply with the requirements of such Card Check Neutrality Policy shall not constitute a default by Tenant hereunder, so long as Tenant has imposed the requirement to do so in the Sublease or other applicable document with such Hotel/Restaurant Operator.

(b) The Agency’s failure to require compliance with Agency’s Card Check Neutrality Policy shall not constitute a waiver, nor shall such delay or inaction be deemed to constitute a release from such obligation or from liability for any failure to so comply, and

Agency shall have the right to enforce such requirements directly against the non-complying Subtenant or Hotel/Restaurant Operator.

26.6 Mitigation Measures.

In order to mitigate the significant environmental impacts of this Lease and Construction on and operation of the Premises, Tenant agrees that such Construction and operation shall be in accordance with the Mitigation Measures to the extent applicable to the activities performed on the Premises. As appropriate, Tenant shall incorporate such Mitigation Measures into any contract for the Construction or operation of the Improvements.

26.7 Waiver of Relocation Assistance Rights.

If Tenant holds over in possession of the Premises following the expiration of this Lease under Section 22.2, Tenant shall not be entitled, during the period of any such holdover, to rights, benefits or privileges under the California Relocation Assistance Law, California Government Code Section 7260 et seq., or the Uniform Relocation Assistance and Real Property Acquisition Policies Act, 42 U.S.C. Section 4601 et seq., or under any similar Law, statute or ordinance now or hereafter in effect, except as provided in Article 14 relating to Condemnation, and Tenant hereby waives any entitlement to any such rights, benefits and privileges with respect to any such holdover period.

26.8 Prevailing Wage Provisions.

Tenant shall comply with the Prevailing Wage Provisions.

ARTICLE 27. GENERAL.

27.1 Time of Performance.

All performance dates (including cure dates) expire at 5:00 p.m., San Francisco, California time, on the performance or cure date. A performance date which falls on a Saturday, Sunday or City holiday is deemed extended to 5:00 p.m. the next working day. All periods for performance or notices specified herein in terms of days shall be calendar days, and not business days, unless otherwise provided herein. Time is of the essence with respect to each provision of this Lease, including, but not limited, the provisions for the exercise of any option on the part of Tenant hereunder and the provisions for the payment of Rent and any other sums due hereunder.

27.2 Interpretation of Agreement.

Whenever an “Exhibit” is referenced, it means an attachment to this Lease unless otherwise specifically identified. All such Exhibits are incorporated herein by reference. Whenever a section, article or paragraph is referenced, it refers to this Lease unless otherwise specifically identified. The captions preceding the articles and sections of this Lease and in the table of contents have been inserted for convenience of reference only. Such captions shall define or limit the scope or intent of any provision of this Lease. The use of the term “including,” “such as” or words of similar import when following any general term, statement or matter shall not be construed to limit such term, statement or matter to the specific items or matters, whether or not language of non-limitation is used with reference thereto. Rather, such terms shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter. This Lease has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with herein. In addition, each Party has been represented by experienced and knowledgeable legal counsel. Accordingly, this Lease shall be interpreted to achieve the intents and purposes of the Parties, without any presumption against the Party responsible for drafting any part of this Lease (including, but not limited to, California Civil Code Section 1654). The Party on which any obligation is imposed in this Lease shall be solely responsible for paying all costs and expenses incurred in the performance thereof, unless the provision imposing such obligation specifically provides to the contrary. Wherever reference is made to any provision, term or matter “in this Lease,” “herein” or “hereof” or words of similar import, the reference shall be deemed to refer to any and all provisions of this Lease reasonably related thereto in the context of such reference, unless such reference refers solely to a specific numbered or lettered, section or paragraph of this Lease or any specific subdivision thereof. Unless otherwise specifically stated in this Lease, wherever a Party hereto has a right of approval or consent, such approval or consent shall not be unreasonably withheld, conditioned or delayed.

27.3 Relationship of Lease to ENA and/or DDA.

This Lease describes the rights and obligations of Tenant and Agency with regard to the Premises during the Term. The DDA will govern the development of the DDA Improvements in the event of any inconsistency between this Lease and the DDA.

27.4 Successors and Assigns.

This Lease is binding upon and will inure to the benefit of the successors and assigns of the Parties. Where the term “Tenant” or “Agency” is used in this Lease, it means and includes their respective successors and assigns. Whenever this Lease specifies or implies Agency as a Party or the holder of the right or obligation to give approvals or consents, if Agency or a comparable public body which has succeeded to Agency’s rights and obligations no longer exists, then the City will be deemed to be the successor and assign of Agency for purposes of this Lease.

27.5 Estoppel Certificate by Agency.

Agency shall execute, acknowledge and deliver to Tenant (or at Tenant’s request, to any Subtenant, prospective Subtenant, or other prospective transferee of Tenant’s interest under this Lease), within twenty (20) business days after a request, a certificate stating to the best of Agency’s knowledge after diligent inquiry (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications or if this Lease is not in full force and effect, so stating), (b) the dates, if any, to which Rent and other sums payable hereunder have been paid, (c) whether or not, to the knowledge of Agency, there are then existing any defaults under this Lease (and if so, specifying the same) and (d) any other matter actually known to Agency, directly related to this Lease and reasonably requested by the requesting Party. In addition, if requested, Agency shall attach to such certificate a copy of this Lease and any amendments thereto, and include in such certificate a statement by Agency that, to the best of its knowledge, such attachment is a true, correct and complete copy of this Lease, including all modifications thereto. Any such certificate may be relied upon by Tenant or any Subtenant, prospective Subtenant, or other prospective transferee of Tenant’s interest under this Lease.

27.6 Approvals by Agency.

The Agency’s Executive Director or his or her designee, is authorized to execute on behalf of Agency any closing or similar documents and any contracts, agreements, memoranda or similar documents with State, regional or local authorities or other Persons that are necessary or proper to achieve the purposes and objectives of this Lease and do not materially increase the obligations of Agency hereunder, if the Executive Director determines, after consultation with, and approval as to form by, the Agency’s General Counsel, that the document is necessary or proper and in Agency’s best interests. The Agency Executive Director’s signature of any such documents shall conclusively evidence such a determination by him or her. Wherever this Lease requires or permits the giving by Agency of its consent or approval, or whenever an amendment, waiver, notice, or other instrument or document is to be executed by or on behalf of Agency, the Executive Director, or his or her designee, shall be authorized to execute such instrument on behalf of Agency, except as otherwise provided by applicable Law.

27.7 Fees for Review.

Within thirty (30) days after Agency’s written request, Tenant shall pay Agency, as Additional Rent, Agency’s reasonable costs, including, without limitation, Attorneys’ Fees and Costs (and including fees and costs of the Agency’s General Counsel) incurred in connection with the review, investigation, processing, documentation and/or approval of any proposed assignment or Sublease, estoppel certificate, Non-disturbance Agreement and Construction. Tenant shall pay such reasonable costs regardless of whether or not Agency consents to such proposal, except only in any instance where Agency has wrongfully withheld, delayed or conditioned its consent in violation of this Lease.

27.8 No Merger of Title.

There shall be no merger of the Leasehold Estate with the fee estate in the Premises by reason of the fact that the same Person may own or hold (a) the Leasehold Estate or any interest in such Leasehold Estate, and (b) any interest in such fee estate. No such merger shall occur unless and until all Persons having any interest in the Leasehold Estate and the fee estate in the Premises shall join in and record a written instrument effecting such merger.

27.9 Quiet Enjoyment.

Subject to the terms and conditions of this Lease and applicable Laws, Agency agrees that Tenant, upon paying the Rent and observing and keeping all of the covenants under this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation of anyone claiming by, through or under Agency. Notwithstanding the foregoing, Agency shall have no liability to Tenant in the event any defect exists in the title of Agency as of the Commencement Date, whether or not such defect affects Tenant’s rights of quiet enjoyment (unless such defect is due to Agency’s willful misconduct) and, except as otherwise expressly provided for under the terms and provisions of this Lease, no such defect shall be grounds for a termination of this Lease by Tenant. Tenant’s sole remedy with respect to any such existing title defect shall be to obtain compensation by pursuing its rights against any title insurance company or companies issuing title insurance policies to Tenant.

27.10 No Third Party Beneficiaries.

This Lease is for the exclusive benefit of the Parties hereto and not for the benefit of any other Person and shall not be deemed to have conferred any rights, express or implied, upon any other Person.

27.11 Real Estate Commissions.

Neither Agency nor Tenant shall be liable for any real estate commissions, brokerage fees or finder’s fees which may arise from this Lease. Tenant and Agency each represents that it engaged no broker, agent or finder in connection with this transaction. In the event any broker, agent or finder makes a claim, the Party through whom such claim is made agrees to Indemnify the other Party from any Losses arising out of such claim.

27.12 Counterparts.

This Lease may be executed in counterparts, each of which is deemed to be an original, and all such counterparts constitute one and the same instrument.

27.13 Entire Agreement.

This Lease (including the Exhibits), the ENA and/or DDA, for so long as such agreement(s) is in effect, constitute the entire agreement between the Parties with respect to the subject matter set forth therein, and supersede all negotiations or previous agreements between the Parties with respect to all or any part of the terms and conditions mentioned herein or incidental hereto. No parol evidence of any prior of other agreement shall be permitted to contradict or vary the terms of this Lease.

27.14 Amendment.

Neither this Lease nor any of the terms hereof may be terminated, amended or modified except by a written instrument executed by the Parties.

27.15 Governing Law; Selection of Forum.

This Lease shall be governed by, and interpreted in accordance with, the laws of the State of California. As part of the consideration for Agency’s entering into this Lease, Tenant agrees that all actions or proceedings arising directly or indirectly under this Lease may, at the sole option of Agency, be litigated in courts having situs within the State of California, and Tenant consents to the jurisdiction of any such local, state or federal court, and consents that any service of process in such action or proceeding may be made by personal service upon Tenant wherever

Tenant may then be located, or by certified or registered mail directed to Tenant at the address set forth herein for the delivery of notices.

27.16 Recordation.

This Lease will not be recorded by either Party. The Parties agree to execute and record in the Official Records a Memorandum of Lease substantially in the form attached hereto as Exhibit H. Promptly upon Agency’s request following the expiration of the Term or any other termination of this Lease, Tenant shall deliver to Agency a duly executed and acknowledged quitclaim deed suitable for recordation in the Official Records and in form and content satisfactory to Agency and the Agency’s General Counsel, for the purpose of evidencing in the public records the termination of Tenant’s interest under this Lease. Agency may record such quitclaim deed at any time on or after the termination of this Lease, without the need for any approval or further act of Tenant.

27.17 Extensions by Agency.

Upon the request of Tenant, Agency may, by written instrument, extend the time for Tenant’s performance of any term, covenant or condition of this Lease or permit the curing of any default upon such terms and conditions as it determines appropriate, including but not limited to, the time within which Tenant must agree to such terms and/or conditions, provided, however, that any such extension or permissive curing of any particular default will not operate to release any of Tenant’s obligations nor constitute a waiver of Agency’s rights with respect to any other term, covenant or condition of this Lease or any other default in, or breach of, this Lease or otherwise effect the time of the essence provisions with respect to the extended date or other dates for performance hereunder.

27.18 Further Assurances.

The Parties hereto agree to execute and acknowledge such other and further documents as may be necessary or reasonably required to express the intent of the Parties or otherwise effectuate the terms of this Lease. The Executive Director of the Agency is authorized to execute on behalf of the Agency any closing or similar documents and any contracts, agreements, memoranda or similar documents with Tenant, State, regional and local entities or enter into any tolling agreement with any Person that are necessary or proper to achieve the purposes and objectives of this Lease, if the Executive Director determines that the document or agreement is necessary or proper and is in the Agency’s best interests.

27.19 Attorneys’ Fees.

Except as provided in Section 19.5 with regard to an arbitration proceeding, if either Party hereto fails to perform any of its respective obligations under this Lease or if any dispute arises between the Parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting Party or the Party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other Party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, reasonable Attorneys’ Fees and Costs. Any such Attorneys’ Fees and Costs incurred by either Party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such Attorneys’ Fees and Costs obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment. For purposes of this Lease, the reasonable fees of attorneys of Agency’s General Counsel shall be based on the fees regularly charged by private attorneys with the equivalent number of years of experience in the subject matter area of the law for which the Agency’s General Counsel’s services were rendered who practice in the City of San Francisco in law firms with approximately the same number of attorneys as employed by the Agency’s General Counsel’s Office. If Tenant utilizes services of in-house counsel, then, for purposes of this Lease, the reasonable fees of such in-house counsel shall be based on the fees regularly charged by private attorneys with the equivalent number of years of experience in the subject matter area of the law for which the in-house counsel’s services were rendered who practice in the City of San Francisco in full service law firms.

27.20 Effective Date.

This Lease shall become effective on the date (the “Effective Date”) the Parties duly execute and deliver this Lease following approval by the Agency’s Commission, in its sole and absolute discretion. The Effective Date will be inserted by Agency on the cover page and on page 1 hereof, provided, however, that Agency’s failure to insert the Effective Date shall not invalidate this Lease. Where used in this Lease or in any of its exhibits, references to “the date of this Lease,” the “reference date of this Lease,” “Lease Date” or “Effective Date” will mean the Effective Date determined as set forth above and shown on the first page hereof.

27.21 Severability.

If any provision of this Lease, or its application to any Person or circumstance, is held invalid by any court, the invalidity or inapplicability of such provision shall not affect any other provision of this Lease or the application of such provision to any other Person or circumstance, and the remaining Portions of this Lease shall continue in full force and effect, unless enforcement of this Lease as so modified by and in response to such invalidation would be grossly inequitable under all of the circumstances, or would frustrate the fundamental purposes of this Lease.

27.22 Force Majeure Extensions.

(a) Postponement. A Party who is subject to Force Majeure in the performance of an obligation hereunder, or in the satisfaction of a condition to the other Party’s performance hereunder, shall be entitled to a postponement of the time for performance of such obligation or satisfaction of such condition during the period of enforced delay attributable to an event of Force Majeure, subject to the provisions of this Section 27.22.

(b) Notice of Enforced Force Majeure. The Force Majeure provisions of this Section shall not apply unless (i) the Party seeking to rely upon such provisions shall have given notice to the other Party, within thirty (30) days after obtaining knowledge of the beginning of an event of Force Majeure, of such delay and the cause or causes thereof, to the extent known and (ii) a party claiming the

Force Majeure must at all times be acting diligently and in good faith to avoid foreseeable delays in performance, and to remove the cause of the delay or to develop a reasonable alternative means of performance.

(c) Extensions. The Agency or Tenant may extend time for the other Party’s performance of any term, covenant or condition of this Agreement or permit the curing of any default upon such terms and conditions as it determines appropriate; provided, however, that any such extension or permissive curing of any particular default shall not operate to release any of the other Party’s obligations nor constitute a waiver of the extending Party’s rights with respect to any other term, covenant or condition of this Agreement or any other Event of Default under this Agreement.

In addition to matters set forth in the immediately preceding paragraph, the Parties may extend the time for performance by either or both Parties of any term, covenant or condition of this Agreement by a written instrument signed by authorized representatives of both Parties without the execution of a formal recorded amendment to this Agreement, and any such written instrument shall have the same force and effect and impart the same notice to third parties as a formal recorded amendment to this Agreement.

ARTICLE 28. DEFINITIONS.

For purposes of this Lease, initially capitalized terms shall have the meanings ascribed to them in this Article:

“Access Easement” as defined in Section 4.3(a)(ii).

“Active Premises” as defined in Section 1.3.

“Additional Rent” means any and all sums (other than Percentage Rent) that may become due or be payable by Tenant under this Lease.

“Adjusted Gross Receipts” means for each calendar quarter all amounts received and receivable from all sales, services and business transacted by Tenant on the Premises, or services performed on the Premises for which charge is made by Tenant or its Permitted Licensees conducting sales or performing services of any sort in, upon, or from any part of the Premises, and shall include, without limitation thereto: (i) any fee, charge or amount collected by Tenant or Permitted Licensee, whether for cash or credit (and regardless of collections in the case of the latter), plus, if parking for vehicles is provided for free or on a discounted, validated basis, Imputed Revenue (as defined below) in respect of such free or discounted, validated parking; or (ii) the gross sales price of merchandise, services or food: provided however, that the following shall be excluded from Adjusted Gross Receipts: (x) actual returns and refunds; (y) the amount of any sales tax, or similar tax or Imposition imposed on such sales or charges where such sale tax or similar tax or Imposition is billed to the purchaser as a special item; and (z) parking taxes, specifically including taxes payable pursuant to the City and County Parking Tax Ordinance, Part III, Article 9, Sections 601-618 of the San Francisco Municipal Code, or any similar, substitute or successor tax. For the purposes of this paragraph, “Imputed Revenue” shall mean the retail value of any parking at a comparable commercial parking facility in the surrounding area (less, in the case of discounted, validated parking, the amount of any fee, charge or amount collected therefor by Tenant or Permitted Licensees which amount is otherwise included in Gross Receipts).

Affiliate means any Person directly or indirectly Controlling, Controlled by or under Common Control with the other Person in question.

Agency means the Redevelopment Agency of the City and County of San Francisco.

Agents means, when used with reference to either Party to this Lease, the members, officers, directors, commissioners, employees, agents and contractors of such Party, and their respective heirs, legal representatives, successors and assigns.

Arbiter as defined in Section 19.5.

Artist and Artists as defined in Section 15.4.

Artist’s Space and Artists’ Space as defined in Section 1.1(c).

Attorneys’ Fees and Costs means reasonable attorneys’ fees, costs, expenses and disbursements, including, but not limited to, expert witness fees and costs, travel time and associated costs, transcript preparation fees and costs, document copying, exhibit preparation, courier, postage, facsimile, long-distance and communications expenses, court costs and other reasonable costs and fees associated with any other legal, administrative or alternative dispute resolution proceeding, including such fees and costs associated with execution upon any judgment or order, and costs on appeal.

Card Check Neutrality Policy as defined in Section 26.5.

Casualty Notice as defined in Section 13.4(a)(i).

Certificate of Completion as defined and as described below in the definition of “Completion”.

City means the City and County of San Francisco, a municipal corporation. City shall refer to the City operating by and through its Agency Commission, where appropriate. All references to City shall include the Agency.

Commencement Date as defined in Section 1.2.

Common Areas means the portions of the Premises, if any, which are designated as Common Areas in an instrument executed by Tenant and Agency.

Completion means completion of construction of all or any applicable portion of the Improvements. The fact of Completion shall be conclusively evidenced by the issuance of a Certificate of Completion.

Condemnation means the taking or damaging, including severance damage, of all or any part of any property, or the right of possession thereof, by eminent domain, inverse condemnation, or for any public or quasi-public use under the Law. Condemnation may occur pursuant to the recording of a final order of condemnation, or by a voluntary sale of all or any part of any property to any Person having the power of eminent domain (or to a designee of any such Person), provided that the property or such part thereof is then under the threat of condemnation or such sale occurs by way of settlement of a condemnation action.

Condemnation Award means all compensation, sums or value paid, awarded or received for, or on account of, a Condemnation, whether pursuant to judgment, agreement, settlement or otherwise.

Condemnation Date means the earlier of: (a) the date when the right of possession of the condemned property is taken by the condemning authority; or (b) the date when title to the condemned property (or any part thereof) vests in the condemning authority.

Construction means all repairs to and reconstruction, replacement, addition, expansion, Restoration, alteration or modification of any Improvements, or any construction of additional Improvements.

Control means the ownership (direct or indirect) by one Person of more than fifty percent (50%) of the profits or capital of another Person, and “Controlled” and “Controlling” have correlative meanings. Common Control means that two Persons are both Controlled by the same other Person.

Conveyance Agreement means that certain Conveyance Agreement between the United States of America Acting by and through the Secretary of the Navy United States Department of the Navy and the San Francisco Redevelopment Agency for the Conveyance of Hunters Point Naval Shipyard, dated as of March 31, 2004.

Core Benefits as defined in Section 26.2(b).

Cost of Living Index as defined in Section 2.3(a), means the Consumer Price Index for All Urban Consumers (base years 1982-1984 = 100) for the San Francisco-Oakland-San Jose area, published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is changed so that the base year differs from that used as of the date most immediately preceding the Commencement Date, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

DDA as defined in Recital H.

Default Rate shall mean the annual rate of interest equal to the greater of (i) ten percent (10%) or (ii) five percent (5%) in excess of the rate the Federal Reserve Bank of San Francisco charges, as of the date payment is due, on advances to member banks and depository institutions under Section 13 and 14a of the Federal Reserve Act. However, interest shall not be payable hereunder to the extent such payment would violate any applicable usury or similar law.

Disabled Access Laws means all Laws related to access for persons with disabilities including, without limitation, the Americans with Disabilities Act, 42 U.S.C.S. Section 12101 et seq. and disabled access laws under the Agency’s building code.

Effective Date as defined in Section 27.20.

Equal Opportunity Program as defined in Section 26.2.

Event of Default as defined in Section 17.1.

Executive Director means the Executive Director of the Agency or his or her designee.

First Consideration for Employment as defined in Section 26.3.

Force Majeure means events which result in delays in a Party’s performance of its obligations hereunder due to causes beyond such Party’s control, including, but not restricted to, acts of God or of the public enemy, acts of the government, acts of the other Party, fires, floods, earthquakes, tidal waves, strikes, freight embargoes, delays of subcontractors and unusually severe weather. Force Majeure does not include failure to obtain financing or have adequate funds. The delay caused by Force Majeure includes not only the period of time during which performance of an act is hindered, but also such additional time thereafter as may reasonably be required to make repairs, to Restore if appropriate, and to complete performance of the hindered act.

FOST means a Finding of Suitability to Transfer.

Governmental Entity means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any instrumentality thereof or any court or arbitrator (public or private).

Handle when used with reference to Hazardous Materials means to use, generate, manufacture, process, produce, package, treat, transport, store, emit, discharge or dispose of any Hazardous Material (“Handling” will have a correlative meaning).

Hazardous Material means any material that, because of its quantity, concentration or physical or chemical characteristics, is deemed by any federal, state or local governmental authority to pose a present or potential hazard to human health or safety or to the environment. Hazardous Material includes, without limitation, any material or substance defined as a “hazardous substance,” or “pollutant” or “contaminant” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”, also commonly known as the “Superfund” law), as amended, (42 U.S.C. Section 9601 et seq.) or under Section 25281 or Section 25316 of the California Health & Safety Code; any “hazardous waste” as defined in Section 25117 or listed under Section 25140 of the California Health & Safety Code; any asbestos and asbestos containing materials whether or not such materials are part of the structure of any existing Improvements on the Premises, any Improvements to be constructed on the Premises by or on behalf of Tenant, or are naturally occurring substances on, in or about the Premises and petroleum, including crude oil or any fraction, and natural gas or natural gas liquids.

Hazardous Material Claims means any and all enforcement, Investigation, Remediation or other governmental or regulatory actions, agreements or orders threatened, instituted or completed under any Environmental Laws, together with any and all Losses made or threatened by any third party against City, including the Agency, their Agents, or the Premises or any Improvements, relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials, including, without limitation, Losses based in common law. Hazardous Material Claims include, without limitation, Investigation and Remediation costs, fines, natural resource damages, damages for decrease in value of the Premises or any Improvements, the loss or restriction of the use or any amenity of the Premises or any Improvements, and attorneys’ fees and consultants’ fees and experts’ fees and costs.

Hazardous Material Laws means any present or future federal, state or local Laws relating to Hazardous Material (including, without limitation, its Handling, transportation or Release) or to human health and safety, industrial hygiene or environmental conditions in, on, under or about the Premises (including the Improvements), including, without limitation, soil, air, air quality, water, water quality and groundwater conditions. Hazardous Materials Laws include, but are not limited to, the City’s Pesticide Ordinance (Chapter 39 of the San Francisco Administrative Code), to the extent applicable to tenants of Agency property on the effective date of Article 20 of the San Francisco Public Works Code (“Analyzing Soils for Hazardous Waste”).

Hotel/Restaurant Operator as defined in Section 26.5.

Impositions as defined in Section 8.1(b).

Improvements means all buildings, structures, fixtures and other improvements erected, built, placed, installed or constructed upon or within the Premises, including, but not limited to, all streets, curbs, paving, surfacing, sewers, storm drains and other improvements which may now or hereafter be located on the Premises, including, without limitation thereto, the Health and Safety Improvements.

Indebtedness of any Person, shall mean all items of indebtedness which, in accordance with generally accepted accounting principles, would be included in determining liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including, without limitation thereto, (i) Indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, and (ii) obligations of such Person under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.

Indemnified Parties means the Agency and the City, including, but not limited to, all of its boards, commissions, departments, agencies and other subdivisions, all of the Agents of the Agency, City, and all of their respective heirs, legal representatives, successors and assigns, and each of them.

Indemnify means indemnify, protect and hold harmless.

Index means the Consumer Price Index for All Urban Consumers (base years 1982-1984 = 100) for the San Francisco-Oakland-San Jose area, published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is modified during the Term hereof, the modified Index shall be used in place of the original Index. If compilation or publication of the Index is discontinued during the Term, Agency shall select another similar published index, generally reflective of increases in the cost of living, subject to Tenant’s approval, which shall not be unreasonably withheld or delayed, in order to obtain substantially the same result as would be obtained if the Index had not been discontinued.

Indexed means the product of the number to be Indexed multiplied by the percentage increase, if any, in the Index from the first day of the month in which the Commencement Date occurred to the first day of the most recent month for which the Index is available at any given time.

Investigate or Investigation when used with reference to Hazardous Material means any activity undertaken to determine the nature and extent of Hazardous Material that may be located in, on, under or about the Premises, any Improvements or any portion of the site or the Improvements or which have been, are being, or threaten to be Released into the environment. Investigation shall include, without limitation, preparation of site history reports and sampling and analysis of environmental conditions in, on, under or about the Premises or any Improvements.

Invitees when used with respect to Tenant or Subtenants means its customers, patrons, invitees, guests, members, licensees, assignees.

Law or Laws means any one or more present and future laws, ordinances, rules, regulations, permits, authorizations, orders and requirements, to the extent applicable to the Premises or to the Parties’ use of the Premises or any portion thereof, whether or not in the present contemplation of the Parties, including, without limitation, all consents or approvals (including Regulatory Approvals) required to be obtained from, and all rules and regulations of, and all building and zoning laws of, all federal, state, county and municipal governments, the departments, bureaus, agencies or commissions thereof, authorities, boards of officers, any national or local board of fire underwriters, or any other body or bodies exercising similar functions, having or acquiring jurisdiction of, or which may affect or be applicable to, the Premises or any part thereof, including, without limitation, any subsurface area, the use thereof and of the buildings and Improvements thereon.

Lease means this Interim Lease, as it may be amended from time to time.

Leasehold Estate means Tenant’s leasehold estate created by this Lease.

Loss or Losses when used with reference to any Indemnity means any and all claims, demands, losses, liabilities, damages (including foreseeable and unforeseeable consequential damages), liens, obligations, interest, injuries, penalties, fines, lawsuits and other proceedings, judgments and awards and costs and expenses, (including, without limitation, reasonable

Attorneys’ Fees and Costs and consultants’ fees and costs) of whatever kind or nature, known or unknown, contingent or otherwise.

Major Alterations as defined in Section 5.3.

Memorandum of Lease means any memorandum of this Lease, between Agency and Tenant, recorded in the Official Records.

Minimum Rent as defined in Section 3.2.

Minor Alterations as defined in Section 5.3.

Mitigation Measures means all of the measures described in Attachment 11 to the DDA.

Mortgage means a mortgage, deed of trust, assignment of rents, fixture filing, security agreement or similar security instrument or assignment of Tenant’s leasehold interest under this Lease that is recorded in the Official Records.

Navy Utilities Agreement shall mean that certain Navy Utilities Agreement, dated December 3, 2004 by and between the United States of America, acting by and through the Department of the Navy, and the Agency.

Net Awards and Payments as defined in Section 14.4.

Net Operating Income means the Adjusted Gross Receipts and any other revenues or receipts of the Tenant directly or indirectly generated or derived from, or related to, Tenant’s use and/or occupancy of the Premises, less (i) Tenant’s actual reasonable operating and administrative expenses and costs relating to this Lease, and (ii) Tenant’s actual and reasonable costs of making capital improvements and repairs to the Premises, including any accrued but unreimbursed capital improvements and repair costs incurred during the Term and any prospective capital improvements and repair costs approved by Tenant and Agency in writing, excepting Debt Service and costs that are not otherwise excluded in the calculation of Adjusted Gross Receipts (as hereinabove defined). For purposes of this paragraph, “Debt Service” shall mean, for any period for which calculation is made, the aggregate of the payment obligations of the Tenant or any Permitted Licensee in respect of Indebtedness (as hereinabove defined) during such period, whether such obligations relate to principal, interest, fees or other amounts required to be paid in respect of such Indebtedness.

Non-Disturbance Agreements as defined in Section 15.5(a).

Official Records means, with respect to the recordation of Mortgages and other documents and instruments, the Official Records of the City and County of San Francisco.

Order means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

Parcel or Parcels as defined in Recital E.

Partial Condemnation as defined in Section 14.3.

Partial Termination Agreement as defined in Section 4.3(a)(ii).

Party means Agency or Tenant, as a party to this Lease; Parties means both Agency and Tenant, as Parties to this Lease.

Passive Premises as defined in Section 1.3.

Percentage Rent as defined in Section 3.3.

Permitted Licensee as defined in Section 2.3(b).

Permitted Uses as defined in Section 2.1.

Person means any individual, partnership, corporation (including, but not limited to, any business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or any other entity or association, the United States, or a federal, state or political subdivision thereof.

Personal Property means all fixtures, furniture, furnishings, equipment, machinery, supplies, software and other tangible personal property that is incident to the ownership, development or operation of the Improvements and/or the Premises, whether now or hereafter located in, upon or about the Premises, belonging to Tenant and/or in which Tenant has or may hereafter acquire an ownership interest, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor.

Premises as defined in Section 1.1.

Prevailing Wage Provisions means the Prevailing Wage Requirements contained in Attachment 13 to the DDA.

Property as defined in Section 1.1.

Public Trust means the tidelands public trust for commerce, navigation and fisheries.

Regulatory Approval means any authorization, approval or permit required for any construction, improvement, repair, maintenance, use or occupancy of the Premises by any Governmental Entity (or agency thereof) having jurisdiction over the Premises, including, but not limited to, the City, BCDC, RWQCB, and the Army Corps of Engineers.

Release when used with respect to Hazardous Material means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into or inside any existing improvements or any Improvements constructed under this Lease by or on behalf of Tenant, or in, on, under or about the Premises or any portion thereof

Remediate or Remediation when used with reference to Hazardous Materials means any activities undertaken to clean up, remove, transport, dispose, contain, treat, stabilize, monitor or otherwise control Hazardous Materials located in, on, under or about the Premises or which have been, are being, or threaten to be Released into the environment. Remediation includes, without limitation, those actions included within the definition of “remedy” or “remedial action” in California Health and Safety Code Section 25322 and “remove” or “removal” in California Health and Safety Code Section 25323.

Rent means the sum of Percentage Rent, and Additional Rent. For purposes of this Lease, Rent includes all unpaid sums that are payable as Rent, but that are unpaid when earned and/or accrue for payment at a later time in accordance with the provisions of this Lease.

Restoration means the restoration, replacement, or rebuilding of the Improvements in accordance with all Laws then applicable (including code upgrades) to substantially the same condition they were in immediately before an event of damage or destruction or, in the case of Condemnation, the restoration, replacement, or rebuilding of the Improvements to an architectural whole. (“Restore” and “Restored” shall have correlative meanings.) Notwithstanding the foregoing, in the event of a Significant Damage or Destruction occurring at any time during the Term, then Tenant shall not be required to Restore the Improvements to the identical size or configuration as existed before the event giving rise to the Restoration so long as the Improvements as Restored, constitute a first-call project.

RWQCB shall mean the San Francisco Bay Regional Water Quality Control Board of Cal/EPA, a state agency.

Schedule of Performance as defined in Section 5.1.

Security Cooperative Agreement means that certain Security Services Cooperative Agreement between the United States of America Acting by and through the Secretary of the Navy United States Department of the Navy and the San Francisco Redevelopment Agency for the provision of Security Services to the Hunters Point Naval Shipyard, effective as of October 1, 2004.

Security Deposit as defined in Section 3.8(a).

Significant Change means any dissolution, merger, consolidation or other reorganization, or any issuance or transfer of beneficial interests in Tenant, directly or indirectly, in one or more transactions, that results in a change in the identity of Persons Controlling Tenant, provided that a Significant Change will not include the Transfer of beneficial interests ownership interests in any Person as a result of the trading of shares on the open-market where such Person is a publicly-traded company. The sale of fifty percent (50%) or more of Tenant’s assets, capital or profits, or the assets, capital or profit of any Person Controlling Tenant except to an Affiliate shall also be a Significant Change (other than as the result of the trading of shares of a publicly-traded Persons as provided above).

Significant Damage or Destruction means damage to or destruction of all or any portion of the Improvements (together with any Subsequent Improvements) on the Premises to the extent that the hard costs of Restoration will exceed seventy five percent (75%) of the hard costs to replace such Improvements on the Premises in their entirety. The calculation of such percentage shall be based upon replacement costs and requirements of applicable Laws in effect as of the date of the event causing such Significant Damage or Destruction.

Soil and Groundwater Management Plan as defined in Section 6.6(c)8 of the DDA and codified in the City’s Health Code Article 31.

State as defined in Section 1.1(d).

State Lands Parcel as defined in Section 4.4.

Sublease means any lease, sublease, sub-sublease, license, concession or other agreement by which Tenant leases, subleases, sub-subleases, demises, licenses or otherwise grants to any Person in conformity with the provisions of this Lease, the right to occupy or use any portion of the Premises (whether in common with or to the exclusion of other Persons).

Subleased Premises as defined in Section 15.3.

Subtenant means any Person leasing, occupying or having the right to occupy any portion of the Premises under and by virtue of a Sublease.

Tenant means LENNAR-BVHP, LLC, a California limited liability company doing business as Lennar BVHP Partners, and its permitted successors and assigns.

Term as defined in Section 1.2.

Total Condemnation as defined in Section 14.2.

Uninsured Casualty as defined in Section 13.4(a)(i).

Utilities Agreement as defined in Section 5.4.

IN WITNESS WHEREOF, the Parties hereto have caused this Lease to be duly executed by their respective authorized officers as of the date and year first written above.

“AGENCY”

REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body, corporate and politic

By:		/s/ Marcia Rosen
Marcia Rosen
Its:		Executive Director

Approved as to Form:

Agency General Counsel

By:		/s/ Erinn Lopez
for James B. Morales
Its:		General Counsel

Authorized by Agency Resolution No. 179-2003

Adopted December 2, 2003

“TENANT”

LENNAR/BVHP, LLC, a California limited liability company dba
LENNAR/BVHP PARTNERS

By:		Lennar Southland I, Inc.,
a California corporation,
its managing member

	By:	/s/ Lawrance Florin
Lawrance Florin

	Its:	Agent

[Signature Page to Interim Lease]

STATE OF CALIFORNIA	}
	}	ss.
COUNTY OF SAN FRANCISCO	}

On December 3, 2004, before me, Alma D. Basurto, Notary Public, personally appeared Marcia Rosen, personally known to me (or proved to me on the on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to (he within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal	(Seal)

Signature	/s/ Alma D. Basurto

OPTIONAL

Description of Attached Document:          Memorandum of Interim Lease

                                                             HPSY

Title or Type of Document:

Document Date:	December 3, 2004	Number of Pages:

Signer(s) Other Than Named Above:	.

Capacity(ies) Claimed by Signer(s)

Signer’s Name:	Marcia Rosen	Signer’s Name

Title:	Executive Director	Title:

Signer is Representing:	Right Thumb Print	Signer Is Representing:	Right Thumb Print

San Francisco

Redevelopment Agency

[Signature Page to Interim Lease]

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
ss
County of San Francisco

On December 3, 2004 before me,	Alma D. Basurto	,
Date	Name and Title of Officer (e.g. “Jane Doe, Notary Public”)

personally appeared	Lawrance Florin	,

Name(s) of Signer(s)

☐ personally known to me
☒ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

(Seal)	WITNESS my hand and official seal.

/s/ Alma D. Basurto
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:	.

Capacity(ies) Claimed by Signer

Signer’s Name:	RIGHT THUMBPRINT OF SIGNER

☐ Individual Top of thumb here	Top of Thumb
☐ Corporate Officer — Title(s):	here
☐ Partner — ☐ Limited ☐ General
☐ Attorney-in-Fact
☐ Trustee
☐ Guardian or Conservator

☐ Other:

Signer Is Representing:

[Signature Page to Interim Lease]